SCHEDULE 14A INFORMATION

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H.B. Fuller Company

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5023

Dear Shareholder:

Our 2020 Annual Meeting of Shareholders will be held on Thursday, April 2, 2020. This year’s annual meeting will once again be a completely virtual meeting, which will be conducted via live webcast. A virtual meeting provides expanded access from any location around the world, improved communication and cost savings for our shareholders and the Company.

You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/FUL2020, where you will be able to vote and submit questions electronically prior to and during the meeting. Specific instructions for accessing the meeting are provided in the attached Notice of Annual Meeting of Shareholders. The virtual meeting will begin promptly at 10:00 a.m. central time. The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

We have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the Internet. This method of delivery allows us to provide you with the information you need, while reducing printing and delivery expenses.

Your vote on the proposals is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or by telephone or, if you received a printed copy of the proxy materials, by Internet, telephone or by mailing a proxy or voting instruction card.

Sincerely,
James J. Owens
President and Chief Executive Officer

February 19, 2020

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, April 2, 2020 at 10:00 a.m. central time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL2020. You will need your 16-digit control number to enter the Annual Meeting. You can find your control number in the Notice Regarding the Availability of Proxy Materials, proxy card, instruction form or email you received relating to the meeting. In the Notice, proxy card and voting information form, the control number is in the box marked by the arrow. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:

1.    The election of three directors named in the attached Proxy Statement. Two directors will serve for a three-year term until the 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified. One director will serve for a one-year term until the 2021 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

2. A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

3.    The ratification of the appointment of Ernst & Young LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 28, 2020.

4.    Approval of the H.B. Fuller Company 2020 Master Incentive Plan.

5. Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You are entitled to vote on the above items of business if you were a shareholder of record at the close of business on February 5, 2020.

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the materials you received, the section entitled “Questions and Answers about the Meeting” beginning on page 8 of the attached Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

By Order of the Board of Directors

Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

February 19, 2020

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 2, 2020

The Board of Directors (the "Board") of H.B. Fuller Company ("H.B. Fuller", the "Company" or "we") is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 2, 2020, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended November 30, 2019 available to our shareholders on or about February 19, 2020.

PROXY SUMMARY

Provided below are highlights of some of the information contained in this Proxy Statement. These highlights are only a summary. Please review the complete Proxy Statement and 2019 Annual Report to Shareholders before you vote.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 2, 2020 at 10:00 a.m. central time.
Place:	Via the Internet. You may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/FUL2020
Record Date:	Wednesday, February 5, 2020
Voting:	You may vote by proxy or at the virtual meeting if you were a shareholder of record at the close of business on February 5, 2020 (see pages 8 - 12 for more information on voting)

PROPOSALS REQUIRING YOUR VOTE

Your vote is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting.

1	Proposal 1 – Election of Directors	Board Recommendation	Page
	In selecting director nominees, our Board carefully considers the qualifications of each candidate and the overall composition of the Board. The following table provides summary information about each of the director nominees:	FOR	15
Name	Director Since	Roles on the Board	Independent?	Other Public Company Boards
Daniel L. Florness (Class III)	2018	Audit Committee (Financial Expert), Compensation Committee	Yes	Fastenal Company
Lee R. Mitau (Class III)	1996	Chairman of the Board, Chair, Corporate Governance and Nominating Committee, Compensation Committee	Yes	Graco Inc.
R. William Van Sant (Class I)	2001	Vice Chairman of the Board, Chair, Compensation Committee and Corporate Governance and Nominating Committee	Yes	Graco Inc.

If elected, Mr. Florness and Mr. Mitau would serve as Class III directors for a three-year term until the 2023 Annual Meeting and until their successors are duly elected and qualified. In order to assist the Board with succession planning, Mr. Van Sant has agreed to serve for an additional one-year term (as a Class I director) until the 2021 Annual Meeting and until his successor is duly elected and qualified.

2	Proposal 2 – Non-Binding Advisory Vote on Executive Compensation
	In fiscal 2019, shareholders showed their strong support for our executive compensation program with 96% of the votes cast for approval of the annual advisory vote on executive compensation. The Company’s executive compensation program is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders.	FOR	63
3	Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
	The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2020. Shareholders are asked to ratify this appointment.	FOR	65
4	Proposal 4 – Approve the H.B. Fuller Company 2020 Master Incentive Plan
	The purpose of the 2020 Master Incentive Plan is to promote the interests of the Company and our shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.	FOR	66

2019 PERFORMANCE HIGHLIGHTS

Fiscal 2019 Business Results. Net income for the 2019 fiscal year was $131 million, or $2.52 diluted earnings per share (“EPS”), versus net income of $171 million, or $3.29 EPS, in the 2018 fiscal year. Adjusted diluted earnings per share (“AEPS”) in the 2019 fiscal year were $2.96, down 1.3% versus the prior year.

Net revenue for the 2019 fiscal year was $2,897 million, down 4.7% versus the 2018 fiscal year.

Operating income for the 2019 fiscal year was $226 million, down 5.0% from operating income for fiscal 2018 of $238 million. Adjusted operating income (“AOI”) for 2019 was $271 million, down 4.6% percent versus $284 million in the 2018 fiscal year.

o

Within our Engineering Adhesives segment, which accounts for 19.6% of our net revenue, segment revenue totaled $ 566.8 million for the 2019 fiscal year, an increase of 0.9% from the 2018 fiscal year, and segment operating income totaled $77.4 million, an increase of 26.5% from the 2018 fiscal year.

o

Within our Global Construction Adhesives segment, which accounts for 13.6% of our net revenue, segment revenue totaled $394.9 million for the 2019 fiscal year, a decrease of 12.6% from the 2018 fiscal year.

o

Within our Americas Adhesives segment, which accounts for 35.3% of our net revenue, segment revenue totaled $1,022.8 million for the 2019 fiscal year, a decrease of 2.7 % from the 2018 fiscal year, and segment operating income totaled $92.2 million, a decrease of 6.8% from the 2018 fiscal year.

For the 50th consecutive year, we implemented an increase in the amount of quarterly cash dividends per share paid to shareholders, with a 3% percent increase this year.

More information on our 2019 performance can be found on pages 31 - 33. AEPS and AOI are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

EXECUTIVE COMPENSATION PROGRAM (for more information, see pages 31 - 48)

Our executive compensation program is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. Our program emphasizes pay for performance through the use of short- and long-term incentive awards as a significant percentage of total compensation.

The graph below shows each element of total direct compensation (base salary, short-term incentive and long-term incentive) as a percentage of total direct compensation for fiscal 2019 for the Chief Executive Officer (“CEO”) and the other named executive officers listed in the “Summary Compensation Table” (the “NEOs”). Long-term incentive awards are composed of non-qualified stock options (“NQSOs”), time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). In the graph below, for the other NEOs, the average percentage of RSUs is greater than usual due to the one-time new hire award to Mr. Tometich, which included NQSOs and time-based RSUs, and the August 2019 RSU award provided to Ms. Campe.

Short-Term Incentive Awards

The short-term incentive plan (“STIP”) aligns executive performance with achievement of annual company strategic goals and objectives and provides cash rewards for meeting or exceeding specific metrics. Payouts are dependent on achievement of predetermined financial performance goals. We motivate performance and measure our results using metrics aligned with our strategic plan. In fiscal 2019, we used net revenue instead of organic revenue to better align with financial statements. The Company’s fiscal 2019 performance against STIP metrics is summarized below:

●

Company-wide financial metrics were adjusted net revenue ("Adjusted Net Revenue"), AOI and AEPS, and they factored into short-term incentives for all our executive officers named in the “Summary Compensation Table” (the “NEOs”). We exceeded the threshold level for Adjusted Net Revenue, AOI and AEPS.

●

Business unit financial metrics were operating segment- and key market-based measures of Adjusted Net Revenue, AOI and adjusted EBITDA and they factored into short-term incentives for all our NEOs other than our CEO (the "CEO"), the Chief Financial Officer (the "CFO") and Mr. Tometich. Performance varied with some results falling below threshold, some exceeding threshold, and some results exceeding the target level.

●

Actual results on all STIP metrics are set forth in a table on page 40 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal 2019, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO and Mr. Tometich of 74.5% of target and ranged from 22.7% to 103.8% of target for our other NEOs.

●	All short-term incentive awards earned for fiscal year 2019 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

AOI, AEPS, Adjusted Net Revenue and Adjusted EBITDA are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

Long-Term Incentive Awards

Our long-term incentive plan (“LTIP”) is equity-based and used to attract, retain and reward high caliber executive talent and to encourage long-term strategic decision making that is aligned with shareholder interests. We grant the following awards, which are periodically benchmarked against market data. These awards tie a significant portion of NEO total compensation to shareholder value creation, which is measured by share price performance.

●	For all NEOs except the CEO, 25% of their equity awards are RSUs vesting in three equal annual installments.

●

For the CEO, instead of RSUs, 25% of his equity awards are PSUs vesting ratably over three years only if the Company achieves at least a threshold level of AEPS, AOI or Adjusted Net Revenue in the first year. These thresholds were met in fiscal 2019.

●

For all NEOs, including the CEO, 25% of their equity awards are PSUs only vesting upon the fulfillment of certain annual goals for return on invested capital ("ROIC") over a three-year period. Performance-based payouts can range from 0% to 200% of target.

o	For the January 2017 grant, the metric target was 10.1% ROIC. The Company achieved 7.2% ROIC in fiscal 2019. Therefore, the vesting for that part of the grant was at 0% of target for all NEOs;

o

For the January 2018 grant, the metric target was 8.1% ROIC, which is lower than prior year targets due to the scope of the Royal Adhesives business having a dilutive effect in the short-term calculation of ROIC. The Company achieved 7.2% ROIC in fiscal 2019. Therefore, the vesting for that part of the grant was at 77.5% of target for all NEOs; and

o	For the January 2019 grant, the metric target was 7.7% ROIC. The Company achieved 7.2% ROIC in fiscal 2019. Therefore, the vesting for that part of the grant was at 87.5% of target for all NEOs.

●	For all NEOs (unless otherwise noted), 50% of their equity awards are NQSOs vesting in three equal annual installments.

●	All equity awards granted in fiscal year 2019 are shown in the “Grants of Plan-Based Awards During Fiscal 2019” table later in this Proxy Statement.

See further discussion and detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Other Highlights of Our Executive Compensation Program

●

A policy regarding “claw-backs” of executive and key manager incentive compensation if there is a material restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

●	A prohibition on hedging, pledging and certain other transactions in the Company's securities by directors and executive officers;

●	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;

●	For equity grants to executives beginning in mid-fiscal year 2018, a double-trigger for accelerated equity vesting upon a change-in-control;

●	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and

●	Stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

2019 Actions

The U.S.-based NEOs receive annual contributions under the Defined Contribution Restoration Plan (“DC Restoration Plan”), which is intended to provide for retirement benefits above amounts available under the Company’s tax-qualified retirement plans. Effective for calendar year 2019, the Compensation Committee approved a change to the 3% “restoration non-elective” (retirement) contribution for eligible U.S. employees. In lieu of a 3% contribution, there is a 1% non-discretionary contribution and an opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on goals established by the Compensation Committee for our EPS performance. This change was made to align the DC Restoration Plan to a change made to the H.B. Fuller Company 401(k) and Retirement Plan (the “401(k) Plan”). The terms of the DC Restoration Plan are described in greater detail in the “Nonqualified Deferred Compensation – Fiscal Year 2019” table.

The Compensation Committee approved RSU awards in January 2019, which vest in 12 months, for all LTIP participants, including all NEOs. These additional RSU awards were provided to neutralize the impact of the timing of the Royal Adhesives acquisition on ROIC. These awards are discussed under “Additional Fiscal 2019 RSU Award” on page 44.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These matters include the election of three directors, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”), the ratification of the appointment of our independent registered public accounting firm and the approval of the H.B. Fuller Company 2020 Master Incentive Plan.

How will management respond to questions during the virtual meeting?

The Company has held its annual meeting of shareholders as a virtual meeting webcast via the Internet since 2016. While our Annual Meeting of Shareholders is just one of the forums where we engage with shareholders, it is an important one. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting. We welcome your suggestions on how we can improve our virtual meeting and make it more effective and efficient.

Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting. Shareholders who wish to submit a question to the Company for the meeting may do so in advance at www.proxyvote.com and live during the meeting at www.virtualshareholdermeeting.com/FUL2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

We intend that the virtual meeting format provide shareholders a level of participation and transparency as close as possible to the traditional in-person meeting format, and we take the following steps to ensure such an experience:

• providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

• providing shareholders with the ability to submit appropriate questions real-time, limiting questions to one per shareholder unless time otherwise permits;

• answering as many questions as possible in the time allotted for the meeting, without discrimination, as long as the questions are submitted in accordance with the meeting rules of conduct; and

• offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the “Communications with Directors” section on page 22 in this Proxy Statement.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the Say on Pay Proposal, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 28, 2020 and “FOR” the approval of the H.B. Fuller Company 2020 Master Incentive Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 5, 2020, you are entitled to vote at the meeting.

As of the record date, 51,391,343 shares of common stock of the Company ("Common Stock") were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instruction card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 51,391,343 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present at the virtual meeting and votes at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	by Internet or telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

•	if you received printed proxy materials, you may also vote by Internet, mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by Internet, mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote at the virtual meeting as described in “Can I vote my shares during the virtual meeting?” below.

If you hold any shares of Common Stock in the H.B. Fuller Company 401(k) & Retirement Plan (the “401(k) Plan”), you are being provided access to the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan will be voted by the plan trustee.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of Common Stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

Can I vote my shares during the virtual meeting?

Yes. If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the virtual meeting by visiting www.virtualshareholdermeeting.com/FUL2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the virtual meeting.

If you hold your shares of Common Stock in street name, you may vote your shares electronically during the virtual meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote such shares during the meeting.

If you are a participant in the 401(k) Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares during the virtual meeting.

What vote is required for the proposals to be approved?

Each director is elected by a plurality of the votes cast, meaning that the three nominees receiving the most votes will be elected. However, in an uncontested election, if a nominee for director receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information. With respect to the Say On Pay Proposal, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the approval of the H.B. Fuller Company 2020 Master Incentive Plan, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each proposal is required, provided that the total number of shares of Common Stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal, the ratification of the appointment of Ernst & Young LLP and the approval of the H.B. Fuller Company 2020 Master Incentive Plan.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on any proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this withholding of authority to vote will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors, the Say on Pay Proposal or the approval of the H.B. Fuller Company 2020 Master Incentive Plan unless it receives voting instructions from you. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the meeting are approved.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the Say on Pay Proposal;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending November 28, 2020;

•	FOR the H.B. Fuller Company 2020 Master Incentive Plan; and

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the virtual meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting electronically at the virtual meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements which are not expected to exceed $15,000 in total.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet or by telephone. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes. Our Proxy Statement and 2019 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the annual meeting. The Board does not intend to present any other matters for a vote at the annual meeting. If you wish to present a proposal at the 2021 Annual Meeting, please see “How can a shareholder present a proposal at the 2021 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the annual meeting.

How can a shareholder present a proposal at the 2021 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2021 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on October 22, 2020. The proposal must comply with SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such rules and for a description of the steps outlined in our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal or to nominate a director at the 2021 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than the close of business on January 4, 2021 and no earlier than the close of business on December 3, 2020. The proposal must comply with the requirements set forth in our Bylaws. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal or to nominate a director.

How can a shareholder get a copy of the Company’s 2019 Annual Report on Form 10-K?

Our 2019 Annual Report, including our Annual Report on Form 10-K for the year ended November 30, 2019, accompanies this Proxy Statement. The 2019 Annual Report, including our Annual Report on Form 10-K, is also available via the internet in the “Financial” section of our Investor Relations page of our website (www.hbfuller.com). If requested, we will provide you a paper copy of the 2019 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2019 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Where can I find information about the Company’s sustainability efforts, corporate giving and employee volunteerism?

At H.B. Fuller, we are committed to creating positive change for all of our stakeholders – customers, employees, shareholders, and communities. We know that our company is best positioned for success when we win the right way, by creating sustainable solutions, taking care of our communities, and planning for the future. Social responsibility is fundamental to who we are as a company, and is also a source of competitive advantage. We continually strive to minimize the environmental impact of our operations, while holding safety as a top priority and providing a dynamic and supportive workplace for our employees. We set performance targets for Sustainability, Volunteerism and Philanthropy, and we report on our progress annually, which may be downloaded from the “Corporate Responsibility” section of our corporate website (hbfuller.com). This report and our website are not incorporated by reference in, and are not part of this Proxy Statement.

How do I contact the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of Common Stock each director and NEO beneficially owned as of January 27, 2020. The table also shows the beneficial ownership of Common Stock by all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and Common Stock underlying phantom stock units, RSUs and PSUs that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

	Amount and		Percent of
	Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership		Outstanding
BlackRock, Inc.	7,769,322	[1]	15.16%
The Vanguard Group, Inc.	5,861,007	[2]	11.43%
State Street Corporation	4,377,255	[3]	8.54%
Mairs and Power, Inc.	2,777,906	4	5.42%

Daniel L. Florness	6,124	[5]	*
Thomas W. Handley	20,331	[5]	*
Maria Teresa Hilado	26,022	[5]	*
Ruth S. Kimmelshue	2,088	[5]	*
J. Michael Losh	112,898	[5]	*
Lee R. Mitau	99,279	[5,6]	*
Dante C. Parrini	17,320	[5]	*
John C. van Roden, Jr.	53,367	[5]	*
R. William Van Sant	27,036	[5,7]	*
James J. Owens	1,134,083	[8]	2.17%
John J. Corkrean	97,050	[9]	*
Zhiwei Cai	63,755	[10]	*
Andrew E. Tometich	29,906	[11]	*
Traci L. Jensen	154,055	[12]	*
Heather A. Campe	81,264	[13]	*
All directors and executive officers as a group (19 people)	2,217,325	[14]	4.18%

*	Indicates less than 1%.

(1)

This information is based on a Schedule 13G/A filed with the SEC on February 4, 2020 reporting beneficial ownership as of December 31, 2019. BlackRock, Inc., a parent holding company, reported that it has sole voting power over 7,673,569 shares and sole dispositive power over all of the shares. The holder’s address is 55 East 52nd Street, New York, New York 10055.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 12, 2020 reporting beneficial ownership as of December 31, 2019. The Vanguard Group, Inc., an investment adviser, reported that it has sole voting power over 92,436 shares, shared dispositive power over 93,784 shares and sole dispositive power over 5,767,223 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

This information is based on a Schedule 13G filed with the SEC on February 13, 2020 reporting beneficial ownership as of December 31, 2019. State Street Corporation, a holding company, reported that it has shared voting power over 4,168,830 shares and shared dispositive power over all of the shares. SSGA Funds Management, Inc., a subsidiary of State Street Corporation, beneficially owns 2,628,157 of the 4,377,255 shares noted in this table as beneficially owned by State Street Corporation.  The holder’s address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(4)

This information is based on a Schedule 13G/A filed by the holder with the SEC on February 14, 2020 reporting beneficial ownership as of December 31, 2019. Mairs and Power, Inc., an investment advisor, reported that it has sole voting power over 2,752,281 shares and sole dispositive power over all of the shares. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(5)

Includes shares of Common Stock subject to phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation,” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Daniel L. Florness	6,124	Lee R. Mitau	56,508
Thomas W. Handley	18,984	Dante C. Parrini	15,979
Maria Teresa Hilado	24,676	John C. van Roden, Jr.	38,406
Ruth S. Kimmelshue	2,088	R. William Van Sant	19,371
J. Michael Losh	109,301

Excludes shares of Common Stock subject to phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may not be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Thomas W. Handley	28,016	Lee R. Mitau	113,338
Ruth S. Kimmelshue	4,444	R. William Van Sant	88,425

None of the phantom stock units are entitled to vote at the meeting.

(6)	Includes 100 shares held by Mr. Mitau's daughter and over which Mr. Mitau does not have voting control and 42,671 shares held by a grantor retained annuity trust.

(7)	Includes 7,665 shares held in a revocable trust with Mr. Van Sant's spouse.

(8)

Includes 355 shares held in trust under the 401(k) Plan, 280 shares held jointly by Mr. Owens’ wife and son and over which Mr. Owens does not have voting control and 919,967 shares that could be issued pursuant to stock options which are currently exercisable.

(9)	Includes 68,376 shares that could be issued pursuant to stock options which are currently exercisable.

(10)	Includes 35,651 shares that could be issued pursuant to stock options which are currently exercisable.

(11)	Includes 26,150 shares that could be issued pursuant to stock options which are currently exercisable.

(12)	Includes 129,094 shares that could be issued pursuant to stock options which are currently exercisable.

(13)	Includes 67,028 shares that could be issued pursuant to stock options which are currently exercisable.

(14)

Includes 361 shares held in trust under the 401(k) Plan, 1,489,757 shares that could be issued pursuant to stock options which are currently exercisable, 11,628 RSUs and 291,437 phantom stock units credited to directors’ individual H.B. Fuller Common Stock accounts under the Directors’ Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of ten directors and is divided into three classes. Generally, each year one class of directors stands for election for a three-year term. The term of office for Class III directors, consisting of Daniel L. Florness, J. Michael Losh, Lee R. Mitau and R. William Van Sant, will expire at the annual meeting. Mr. Florness and Mr. Mitau are being nominated to serve an additional three-year term of office until the 2023 annual meeting and until their successors are duly elected and qualified. Mr. Van Sant is being nominated as a Class I director for a one-year term of office until the 2021 annual meeting and until his successor is duly elected and qualified. The Board of Directors waived the retirement age for Mr. Van Sant to complete a final year of service in accordance with the Board’s succession plan for the Vice Chair and Compensation Committee chair roles. Mr. Losh has elected not to stand for re-election for another term. Mr. Florness, Mr. Mitau and Mr. Van Sant each have agreed to serve as a director if elected. Following the annual meeting, the Board of Directors will be comprised of nine directors. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class I directors, consisting of Thomas W. Handley, Maria Teresa Hilado, Ruth S. Kimmelshue, and R. William Van Sant (if elected at this year’s annual meeting), will expire at the annual meeting in 2021, and the term of office for Class II directors, consisting of James J. Owens, Dante C. Parrini and John C. van Roden, Jr., will expire at the annual meeting in 2022.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class III directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2020.

Class III (Term Ending in 2020)

Daniel L. Florness
Age 56	Biography
Independent Director since 2018 Committees: Audit and Compensation

President and Chief Executive Officer (2016-present), Fastenal Company (“Fastenal”), which provides fasteners, tools, and supplies to companies to manufacture products, build structures, protect personnel, and maintain facilities and equipment. Previously, Executive Vice President and Chief Financial Officer (2002-2015) and Chief Financial Officer (1996-2002) of Fastenal, Senior Manager (1986-1996), KPMG LLP.

Qualifications

Mr. Florness brings to the Board a broad range of financial and management experience, CEO experience and public company Board experience. Prior to becoming CEO at Fastenal, his responsibilities included finance, leadership of a portion of a manufacturing division, product development and procurement, and Fastenal’s national accounts business. He also brings deep knowledge and understanding of corporate strategy, and experience growing a business from a $250 million business with operations in two countries to a $5.3 billion global entity with a direct presence in 25 countries.

Other Public Company Boards: Fastenal Company
The Board of Directors has determined that Mr. Florness is an audit committee financial expert as that term is defined under the rules of the SEC.

Lee R. Mitau
Age 71	Biography
Independent Director since 1996, Independent Chairman of the Board since 2006 Committees: Corporate Governance and Nominating (Chair) and Compensation	Chairman of the Board, Graco Inc. (“Graco”) (2002-2006 and 2007 to present). Previously, Executive Vice President and General Counsel (1995-2013) of U.S. Bancorp.
Qualifications

Mr. Mitau brings to the Board extensive public company legal and governance expertise. He is widely recognized as an expert in the area of corporate governance, and is a highly regarded speaker on the topic of corporate governance. He has expertise in the areas of corporate governance, corporate finance and mergers and acquisitions through his career as a practicing attorney with a global law firm, where he headed the firm’s corporate and securities practice. Since 1990, he has also served on the board of Graco. During his 23 years of service on the Board, Mr. Mitau has developed an in- depth knowledge of our Company and its businesses. Mr. Mitau’s unique combination of experiences makes him particularly well-qualified to serve as our Chairman.

Other Public Company Boards: Chairman of the Board of Graco Inc.

R. William Van Sant
Age 81	Biography
Independent Director since 2001, Vice Chairman of the Board since 2011 Committees: Compensation (Chair), Corporate Governance and Nominating

Vice Chairman of the Board (2011-present); Executive Chairman and Director (2015), Builtrite Holdings, LLC ("Builtrite"), a portfolio company of TJM Capital Partners, which designs and produces truck mount and stationary electric material handlers and material handling attachments; Operating Partner, TJM Capital Partners, a private equity boutique; Senior Advisor (2014), Yukon Partners II, L.L.C. a mezzanine fund; Senior Advisor (2014) and Senior Operating Partner (2012-2014), Tenex Capital Management L.P., a private equity fund. Previously, operating partner (2008-2013) of Stone Arch Capital, LLC, a private equity firm; President and Chief Executive Officer (2006-2007) of Paladin Brands Holding, Inc., which manufactures attachments for construction equipment; Chairman (2003-2006) and Chairman and Chief Executive Officer (2003-2005), of Paladin Brands, LLC; operating partner (2001-2006) of Norwest Equity Partners, a private equity firm. Mr. Van Sant also held roles of increasing responsibility over a nearly 30 year career at John Deere Company.

Qualifications

Mr. Van Sant brings to the Board expertise in management, finance and manufacturing operations, experience he has acquired over many years as a director, chairman or chief executive officer with a variety of manufacturing companies, including those listed above as well as Nortax Inc., Lukens, Inc., Blount Inc., Cessna Aircraft Company and Graco Inc. In addition to actively advising private equity funds and their portfolio companies, Mr. Van Sant may from time to time serve as a director on portfolio companies, and take ownership interests in the funds and portfolio companies he advises.  Mr. Van Sant also brings a wealth of merger and acquisition experience and governance experience to our Board. Mr. Van Sant was appointed Vice Chairman of our Board of Directors in 2011. In addition, Mr. Van Sant has a detailed understanding of our company and its businesses through his service on our Board during the past 18 years.

Other Public Company Boards: Graco Inc.

How can a shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board reviews and recommends candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third party search firm was engaged during fiscal 2019. The Corporate Governance and Nominating Committee reviews candidates and reports their recommendations to the Board of Directors, including an assessment of a candidate’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Board of Directors considers each of these factors when evaluating director candidates and evaluates the makeup of the Board of Directors with regard to these factors on an ongoing basis as it searches for and asks director candidates to join the Board. The Board decides whether to invite any candidate to join or stand for re-election to the Board.

The Committee considers candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2019. For the Board to consider a candidate for nomination at the 2021 Annual Meeting, shareholders must submit the required information to the Corporate Secretary by the close of business on October 22, 2020.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms provided the following information about themselves as of January 31, 2020.

Class I (Term Ending in 2021)

Thomas W. Handley
Age 66	Biography
Independent Director since 2010 Committees: Audit, Compensation

Chief Operating Officer (August 2019-present) for Investment Operations of William H. Gates III and Melinda F. Gates and the Bill & Melinda Gates Foundation Trust (“BMGFT”). Previously, various senior executive positions for Ecolab, Inc.("Ecolab"), a global company providing businesses with solutions for clean water, safe food, abundant energy and healthy environments, including President and Chief Operating Officer (2012-April 2019); various management positions (1981-2003) with The Procter & Gamble Company ("P&G"), including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business; Mr. Handley also managed various businesses in Mexico and Latin America for P&G.

Qualifications

Mr. Handley brings to our Board a valuable operating perspective due to his broad experience in a variety of markets and businesses both domestically and internationally while at BMGI, P&G and Ecolab. He also has experience with increasing Ecolab’s presence in new markets, something which is critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, both from a management perspective at Ecolab, as a member on another public company board and as a current and former board member of several non-profit organizations and foundations.

Other Public Company Boards: Republic Services, Inc.
The Board of Directors has determined that Mr. Handley is an audit committee financial expert as that term is defined under the rules of the SEC.

Maria Teresa Hilado
Age 55	Biography
Independent Director since 2013 Committees: Compensation, Corporate Governance and Nominating

Independent Director. Previously, Chief Financial Officer (2014-2018), Allergan plc ("Allergan") a global pharmaceutical company; Senior Vice President (2009-2014), Finance and Treasurer at PepsiCo, Inc. ("PepsiCo"); Vice President and Treasurer (2008-2009) at Schering-Plough Corp., a pharmaceutical company now known as Merck & Co.; variety of senior finance roles (1990-2007) including Assistant Treasurer, at General Motors ("GM") Corporation, including positions in M&A, labor negotiations and treasury; Chief Financial Officer (2001-2005) of General Motors Acceptance Corporation Commercial Finance.

Qualifications

Ms. Hilado brings to our Board strategic leadership experience, providing our Board with her broad and extensive experience in the areas of corporate finance and treasury operations, including commercial finance, internal controls, audit, investor relations, tax, pensions, insurance, global procurement and other international finance and treasury functions; skills that are particularly helpful in her service on our Board’s Audit Committee. She also has demonstrated business acumen, global experience and strategic insight, skills that greatly enhance our Board. Ms. Hilado also contributes deep audit committee and corporate governance expertise, gained through her service on several other public company boards.

Other Public Company Boards: Campbell Soup Company, Zimmer Biomet Holdings, Inc.

As Ms. Hilado previously served on the Audit Committee during 2019, the Board of Directors determined that Ms. Hilado is an audit committee financial expert as that term is defined under the rules of the SEC.

Ruth S. Kimmelshue
Age 57	Biography
Independent Director since 2017 Committees: Audit, Compensation

Corporate Senior Vice President, Business Operations & Supply Chain (2015-present), Cargill, Incorporated ("Cargill"), a global company providing food, agriculture, financial and industrial products and services globally; member of Cargill’s Executive Team. Previously, corporate leader (2015) for Cargill’s Animal Protein and Salt businesses; Business Unit President (2013-2015) for Cargill Turkey & Cooked Meats; several positions (1999-2013) including Business Unit President of Cargill Salt, and Vice President, Commercial Manager of Cargill AgHorizons, and leader, Cargill Supply Chain Solutions; various positions (1986-1999), at Continental Grain, including roles in grain and oilseed merchandising and trading, facility and general management, economic analysis, and marketing and sales in the U.S. and Europe.

Qualifications

Ms. Kimmelshue brings to our Board, a depth of experience in leading successful global businesses, coupled with her extensive experience in operations and supply chain, which is extremely valuable to the Board and our management team.

Class II (Term Ending in 2022)

James J. Owens
Age 55	Biography
Director since 2010 Committees: None

President and Chief Executive Officer (2010-present) of H.B. Fuller Company. Previously, Senior Vice President, Americas (2010); Senior Vice President, North America (2008–2010); Senior Vice President of Henkel Corporation, a global manufacturer of home care products, cosmetics, toiletries and adhesives products (2008).

Qualifications

Mr. Owens brings to the Board his extensive experience in the global adhesives business. In addition to his experience with H.B. Fuller and Henkel, Owens spent 22 years with National Starch’s adhesive business, a division of ICI (Imperial Chemical Industries Limited) in a variety of management positions, including experience as a Corporate Vice President and General Manager and as a Vice President and General Manager of Europe/Middle East and Africa. Also, Mr. Owens currently serves as a director of the American Chemical Association. Mr. Owens brings to Board discussions and deliberations his deep knowledge of the adhesives industry and public company Board experience and is the voice of management on the Board.

Other Public Company Boards: Donaldson Company, Inc.

Dante C. Parrini
Age 55	Biography
Independent Director since 2012 Committees: Compensation, Corporate Governance and Nominating

Chairman and Chief Executive Officer (2011-present), P.H. Glatfelter Company ("Glatfelter"), a leading global supplier of engineered materials. Previously Executive Vice President and Chief Operating Officer (2005-2010).

Qualifications

Mr. Parrini brings to the Board a broad range of management experience, CEO experience and public company Board experience. In his different capacities during 22 years at Glatfelter, he has had responsibility for worldwide operations (including global profit and loss), international and domestic sales, marketing, new product development, global supply chain management, information technology, human resources, and strategy and development.

Other Public Company Boards: P.H. Glatfelter Company

John C. van Roden, Jr.
Age 70	Biography
Independent Director since 2003 Committees: Audit (Chair), Corporate Governance and Nominating

Independent Director. Previously, Presiding Director (2010–2014) of Airgas, Inc. ("Airgas"), the nation's leading single-source supplier of gases, welding equipment and supplies, and safety products; Chairman of the Board of Airgas (2010-2011); Executive Vice President and Chief Financial Officer (2003–2007) and Consultant (2007-2009), P.H. Glatfelter Company (“Glatfelter”), a leading global supplier of engineered materials.

Qualifications

Mr. van Roden brings to the Board a broad range of management, finance and corporate governance experience. During the course of his career, Mr. van Roden has held leadership roles in the finance area for a number of public companies, including as the Chief Financial Officer of Glatfelter, Conectiv, LLC (an energy company) and Lukens, Inc. (specialty steel manufacturer). This expertise, along with his extensive experience serving on the boards of several other public companies, provides additional depth to our Board’s leadership and governance capabilities. During his 16 years of service on our Board, Mr. van Roden has developed extensive knowledge of our Company and its businesses. He has been Chair of the Company's Audit Committee since 2015.

Other Public Company Boards: Airgas, Inc.
The Board of Directors has determined that Mr. van Roden is an audit committee financial expert as that term is defined under the rules of the SEC.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Communications with Directors

Any shareholder may contact the Board, any Board committee or any independent director, by communicating through the Corporate Secretary, whose contact information may be found on page 12. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; advertisements, junk mail and surveys; and any other communication that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all Board members, other than Mr. Owens, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. Mr. Florness and Ms. Kimmelshue recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered customer-supplier transactions between: (i) the Company and Fastenal Company, of which Mr. Florness is the President and Chief Executive Officer, and (ii) the Company and Cargill, of which Ms. Kimmelshue is Corporate Senior Vice President, Business Operations & Supply Chain. In addition, the dollar amounts involved in the transactions with Fastenal and Cargill fall below the thresholds set by the NYSE for director independence.

Meetings of the Board and the Board’s Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. During the 2019 fiscal year, the Board held five meetings. Each of the directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2019 fiscal year. In addition, all the directors attended our Annual Meeting of Shareholders held on April 4, 2019.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

John C. van Roden, Jr. (Chair)	Thomas W. Handley
Daniel L. Florness	Ruth S. Kimmelshue

Number of Meetings in fiscal year 2019:  Eight

Functions: The Audit Committee reviews the Company's financial information and disclosures, appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews our annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment. This Committee also monitors compliance with legal and regulatory requirements, our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors has also determined that John C. van Roden, Jr., Daniel L. Florness and Thomas W. Handley satisfy the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2019 is included in this Proxy Statement.

Compensation Committee

R. William Van Sant (Chair)	Ruth S. Kimmelshue
Daniel L. Florness Thomas W. Handley Maria Teresa Hilado	Lee R. Mitau Dante C. Parrini

Number of Meetings in fiscal year 2019:  Four

Functions: The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee Report for fiscal year 2019 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	Dante C. Parrini
Maria Teresa Hilado J. Michael Losh	John C. van Roden, Jr. R. William Van Sant

Number of Meetings in fiscal year 2019:  Three

Functions: The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

Board’s Role in Oversight of Risk

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

•

The full Board of Directors reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices.

•

The Company’s strategy is reviewed with the Board on a regular basis and management considers input from the Board in setting and adjusting the Company’s strategy. The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy at meetings where the strategy is presented and reviewed.

•

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

•

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above), and reports its conclusions to the Board.

Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis. In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company presently has a separate Chairman of the Board and Chief Executive Officer. When those positions are combined, we have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

Management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers. Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance between our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors does not require the separation of the offices of Chairman and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chairman and Chief Executive Officer are separate offices, the Chairman will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chairman, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

Mr. Mitau has served as our independent Chairman of the Board since December 2006 and, in this capacity, has acted as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the roles of Chairman of the Board and Chief Executive Officer since 2006. Mr. Mitau serves as the Chairman of the Board of Graco Inc. and has significant public company experience. The Chief Executive Officer, in consultation with the Chairman, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman also publishes a schedule of topics to be discussed. In addition, Mr. Van Sant has served as Vice Chairman of the Board since fiscal 2011 and in this role he provides special assistance, oversight and guidance to the Chairman of the Board in performing the duties of the Chairman, and he provides counsel to the Chief Executive Officer.

Director Elections

With respect to the election of directors, our Board has adopted a so-called “plurality-plus” standard. A plurality voting standard means that the three nominees receiving the most votes will be elected. In accordance with procedures set forth in our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, (i) the perceived reasons why shareholders withheld votes “for” election from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with listing standards, (v)  the purpose and provisions of the Corporate Governance Guidelines, and (vi) the best interests of the Company and its shareholders. To the extent that one or more directors’ resignation is accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the Board will publicly disclose its decision whether to accept the director’s resignation offer.

Board Performance Evaluation

The Board of Directors has a practice of annually reviewing its performance, and the performance of its committees and individual directors. Extensive input is received from each director during these annual performance reviews, as well as during the course of the year, through written evaluation forms and other informal means of communication with the Chairman, Vice Chairman and other members of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides that certain transactions with these related persons are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2019, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each non-employee director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the practices of boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50th percentile also applies to our non-employee director compensation.

2019 Review of Director Compensation

For the fiscal 2019 review, the Compensation Committee used Willis Towers Watson to provide ongoing advice and information regarding design and implementation of the Company’s director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Independent Compensation Consultant” in the “Compensation Discussion and Analysis” section in this Proxy Statement. At its July 2019 meeting, the Compensation Committee reviewed a market analysis conducted by Willis Towers Watson relating to non-employee director compensation, including annual board retainers, committee chair retainers and annual stock-based awards. The market analysis included our peer group (see section titled “Executive Compensation – Compensation Discussion and Analysis – Use of Competitive Market Data - Peer Group Data” in this Proxy Statement). For the non-executive chair position, we also looked at a group of 21 additional industrial companies similar in revenue size to the Company. This additional analysis was performed due to the low prevalence of the non-executive chair position in the Company’s peer group.

After a review of the market comparison data, the Compensation Committee determined the non-employee directors’ compensation program was competitive with the market median of companies and no changes were made to our non-employee directors' compensation program.

Cash Fees

The fees paid to our non-employee directors are set forth in the table below. Non-employee directors may elect to defer their fees into deferred phantom stock units or other deferred investments. If the director elects to defer their cash fees into phantom stock units, the number of phantom stock units received equals the cash retainer divided by the closing price of a share of the Company common stock on the payment date, plus the Company’s 10% matching contribution as described below under Directors’ Deferred Compensation Plan. Mr. Owens, our President and Chief Executive Officer, does not receive separate compensation for serving as a director or for attendance at any meeting.

The following fees are paid to our non-employee directors:

Annual Cash Retainers

Board Member	$90,000
Non-Executive Chairman	$70,000
Non-Executive Vice Chairman	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Corporate Governance and Nominating Committee Chair	$12,000

Equity Awards

Discretionary Annual Award of Deferred Phantom Stock Units	Valued at $115,000
One-time Initial Award of Restricted Stock Units	1,300 units

Expense Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business.

Equity Awards

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of deferred phantom stock units to each non-employee director, which pays out in shares of Common Stock under the terms of H.B. Fuller Company Directors’ Deferred Compensation Plan (“DDCP”) and pursuant to elections made by each director. This plan is described below.

On July 16, 2019, the Compensation Committee made a discretionary award in the amount of $115,000 to each non-employee director. This amount was divided by the fair market value of the Common Stock on the date of grant to determine the number of deferred phantom stock units awarded under the DDCP.

In addition, each non-employee director typically receives a one-time grant of restricted stock units upon his or her initial election to the Board. These restricted stock unit awards are granted under our H.B. Fuller Company 2018 Master Incentive Plan, which is described below. In general, these awards vest three years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their board and chair retainers into several investments. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or the Common Stock as elected by the director prior to deferring any fees. Directors who elect to defer their retainers into phantom stock units will eventually be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of the Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of Common Stock on the dividend payment date. If a participant elects to defer retainers into the Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller Common Stock account under this plan. As described above, during fiscal year 2019, the Compensation Committee exercised this discretion and awarded each non-employee director 2,389.36 deferred phantom stock units having a grant date fair value of $115,000 under this plan.

Any amounts deferred under this plan are paid in shares of Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

•

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

•	disability;

•	death;

•	the date of a change in control of H.B. Fuller; or

•	the date of termination of the plan.

H.B. Fuller Company 2018 Master Incentive Plan

Under the H.B. Fuller Company 2018 Master Incentive Plan (the “2018 Incentive Plan”), we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock are issued under this plan to satisfy any requirements under the DDCP.

Physical Examinations

Non-employee directors are reimbursed for a preventative/diagnostic annual physical examination and local travel expenses. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Matching Gifts to Educational, Arts and Cultural Organizations Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table – Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)

Daniel L. Florness	24,120	187,468	834	212,422
Thomas W. Handley	-	214,000	-	214,000
Maria Teresa Hilado	-	214,000	-	214,000
Ruth S. Kimmelshue	7,650	205,585	840	214,075
J. Michael Losh	-	214,000	3,144	217,144
Lee R. Mitau	-	304,200	3,780	307,980
Dante C. Parrini	90,000	115,000	-	205,000
John C. van Roden, Jr.	110,000	115,000	-	225,000
R. William Van Sant	-	263,500	4,963	268,463

(1)

The amounts in this column are calculated based on the fair market value of the Common Stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received an award of 2,389.36 deferred phantom stock units on July 16, 2019 with a grant date fair value of $115,000. Also included in this column are fees deferred into deferred phantom stock units at the election of the director. Elections are made on a calendar year basis. Mr. Parrini and Mr. van Roden elected to receive their retainers in cash. During calendar year 2018, Mr. Florness and Ms. Kimmelshue elected to receive 100% of their retainers in cash. In calendar year 2019, Mr. Florness elected to receive 20% of his retainer in cash and 80% in deferred phantom stock units and Ms. Kimmelshue elected to receive 100% of her retainer in deferred phantom stock units. Mr. Handley, Ms. Hilado, Mr. Losh, Mr. Mitau and Mr. Van Sant elected to receive 100% of their retainers in deferred phantom stock units. For those directors who elect to defer all or a portion of their fees into deferred phantom stock units, the Company makes a 10% matching contribution of additional phantom stock units. These amounts are also included in this column. This column does not include any dividend equivalents.

During all or a portion of their service on the Board, Mr. Florness, Mr. Handley, Ms. Hilado, Ms. Kimmelshue, Mr. Losh, Mr. Mitau, Mr. van Roden and Mr. Van Sant elected to defer some or all of their compensation into deferred phantom stock units. The aggregate number of deferred phantom stock units and restricted stock units held by each non-employee director as of November 30, 2019 were as follows:

Name	Deferred phantom stock Units (#)

Daniel L. Florness	6,125
Thomas W. Handley	47,000
Maria Teresa Hilado	24,676
Ruth S. Kimmelshue	6,532
J. Michael Losh	109,301
Lee R. Mitau	169,846
Dante C. Parrini	15,979
John C. van Roden, Jr.	38,406
R. William Van Sant	107,796

No non-employee director held any stock options as of November 30, 2019. Only Ms. Kimmelshue and Mr. Florness held RSUs as of 2019. As of 2019, Mr. Florness held 1,325 RSUs and Ms. Kimmelshue held 1,337 RSUs.

(2)

These amounts represent the following: for Mr. Florness, dividends paid on unvested restricted stock units in the amount of $834; for Ms. Kimmelshue, dividends paid on unvested restricted stock units in the amount of $840; for Mr. Losh, a matching gift by the Company to a qualified educational institution of $1,000 and a director physical in the amount of $2,144; for Mr. Mitau, a director physical in the amount of $3,780; and for Mr. Van Sant, a director physical in the amount of $4,963.

Stock Ownership Guidelines

We have goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2019 stock values. At the time of this review, all directors have met or exceeded this goal or are on track to meet this goal within five years of being elected as a director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation program, including its underlying philosophy, policies and practices; significant executive compensation developments during the fiscal year; and the determinations made on material elements of compensation awarded to each of our executive officers listed in the “Summary Compensation Table” in this Proxy Statement (the “NEOs”). This discussion and analysis focuses on the information contained in the NEO compensation tables and accompanying footnotes and narrative for fiscal year 2019 which follows. We discuss compensation actions taken during fiscal years 2018 and 2020 to the extent they enhance the understanding of our executive compensation program for fiscal year 2019.

Elements of Executive Compensation. We use base salary, a short-term incentive plan with cash awards (“STIP”) and a long-term incentive plan with equity grants (“LTIP”), as well as benefits, to attract and motivate our executive officers to achieve results that increase shareholder value. We generally align with the market median for base salary, short-term incentive and long-term incentive, which comprise total direct compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy. See "Key Elements of Executive Compensation Program" on page 37.

Fiscal 2019 Business Results. Net income for the 2019 fiscal year was $131 million, or $2.52 diluted earnings per share (“EPS”), versus net income of $171 million, or $3.29 EPS, in the 2018 fiscal year. Adjusted diluted earnings per share (“AEPS”) in the 2019 fiscal year were $2.96, down 1.3% versus the prior year.

Net revenue for the 2019 fiscal year was $2,897 million, down 4.7% versus the 2018 fiscal year.

Operating income for the 2019 fiscal year was $226 million, down 5.0% from OI for fiscal 2018 of $238 million. Adjusted operating income (“AOI”) for 2019 was $271 million, down 4.6% percent versus $284 million in the 2018 fiscal year.

o

Within our Engineering Adhesives segment, which accounts for 19.6% of our net revenue, segment revenue totaled $ 566.8 million for the 2019 fiscal year, an increase of 0.9% from the 2018 fiscal year, and segment operating income totaled $77.4 million, an increase of 26.5% from the 2018 fiscal year.

o

Within our Global Construction Adhesives segment, which accounts for 13.6% of our net revenue, segment revenue totaled $394.9 million for the 2019 fiscal year, a decrease of 12.6% from the 2018 fiscal year.

o

Within our Americas Adhesives segment, which accounts for 35.3% of our net revenue, segment revenue totaled $1,022.8 million for the 2019 fiscal year, a decrease of 2.7 % from the 2018 fiscal year, and segment operating income totaled $92.2 million, a decrease of 6.8% from the 2018 fiscal year.

For the 50th consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with a 3% increase this year.

More information on our 2019 performance can be found on pages 39 - 41. AEPS, AOI, and Adjusted Net Revenue are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

STIP Performance Metrics. For our short-term incentive plan, we measure our success primarily by the Company-wide financial metrics which are aligned with our strategic plan. These metrics consist of Adjusted Net Revenue, AOI, adjusted Earnings before Interest, Taxes and Depreciation (“EBITDA”), and AEPS. For fiscal 2019 we replaced the organic revenue metric with Adjusted Net Revenue to better align with financial statements. AOI and adjusted EBITDA are measures of operational effectiveness and profitability, and AEPS is an overall measurement of profitability and the effectiveness of the growth strategies we follow:

• to grow organically by targeting our growth efforts on specific segments where we see opportunity for competitive strength;

• to manage margins by properly pricing our products and controlling expenses;

• to efficiently deploy cash generated from operations in order to repay debt balances and return additional value to shareholders; and

• to effectively integrate the Royal business and continue strong growth and profit enhancement in high value adhesive solutions.

AEPS, AOI, adjusted EBITDA and AEPS exclude unusual items, to better reflect ongoing operational results. A full reconciliation of these items is found in Annex A of this Proxy Statement.

The annual, short-term incentive plan targets for Adjusted Net Revenue, AOI and AEPS are consistent with the Company’s strategic financial targets. In addition, adjusted EBITDA and debt paydown targets are key components to the Company’s ROIC targets in its long-term strategic plan.

STIP Performance and Compensation Outcomes.

●

Company-wide financial metrics were Adjusted Net Revenue, AOI and AEPS, and they factored into short-term incentives for all our executive officers named in the “Summary Compensation Table” (the “NEOs”). We exceeded the threshold level for Adjusted Net Revenue, AOI and AEPS.

●

Business financial metrics were operating segment- and key market-based measures of Adjusted Net Revenue,  AOI and adjusted EBITDA and they factored into short-term incentives for all our NEOs other than our Chief Executive Officer (the "CEO"), the Chief Financial Officer (the "CFO") and Mr. Tometich. Performance varied with some results falling below threshold, some results exceeding the threshold metric and Engineering Adhesives AOI exceeding the target level.

●

Actual results on all STIP metrics are set forth in a table on page 40 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal 2019, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO and Mr. Tometich of 74.5% of target and ranged from 22.7% to 103.8% of target for our other NEOs.

●	All short-term incentive awards earned for fiscal year 2019 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

AOI, AEPS, Adjusted Net Revenue and Adjusted EBITDA are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

LTIP Performance Metrics. For our LTIP, we use ROIC as the performance metric for PSUs, which account for 25% of the equity awards granted to our NEOs, including our CEO. ROIC was selected as the LTIP performance metric because it is a common metric in the market for LTIP designs and it is a key measure for assessing how much profit a company is generating for every dollar that is invested, providing a clear picture of how efficiently a company is using the capital that has been invested in it to generate income. PSUs which account for 25% of the CEO’s equity awards vest if at least a threshold level of AEPS, AOI or Adjusted Net Revenue is met. These thresholds are consistent with his short-term incentive plan thresholds, and they are key financial metrics for the long-term success of our business.

LTIP Performance and Compensation Outcomes.

●

For the CEO, instead of RSUs, 25% of his equity awards are PSUs vesting ratably over three years only if the Company achieves at least a threshold level of AEPS, AOI or Adjusted Net Revenue in the first year. These thresholds were met in fiscal 2019.

●

For all NEOs, including the CEO, 25% of their equity awards are PSUs vesting only upon the fulfillment of annual goals for ROIC over a three-year period. Performance-based payouts can range from 0% to 200% of target.

o	For the January 2017 grant, the metric target was 10.1% ROIC. The Company achieved 7.2% ROIC in fiscal 2019. Therefore, the vesting for that part of the grant was at 0% of target for all NEOs;

o

For the January 2018 grant, the metric target was 8.1% ROIC, which is lower than prior year targets due to the scope of the Royal Adhesives business having a dilutive effect in the short-term calculation of ROIC. The Company achieved 7.2% ROIC in fiscal 2019. Therefore, the vesting for that part of the grant was at 77.5% of target for all NEOs; and

o	For the January 2019 grant, the metric target was 7.7% ROIC. The Company achieved 7.2% ROIC in fiscal 2019. Therefore, the vesting for that part of the grant was at 87.5% of target for all NEOs.

●	All equity awards granted in fiscal year 2019 are shown in the “Grants of Plan-Based Awards During Fiscal 2019” Table later in this Proxy Statement.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Executive Compensation Best Practices. The Company’s compensation program features best practices, such as:

●

a policy regarding “clawbacks” of executive officer and key manager incentive compensation, which allows the Compensation Committee the discretion to claw back incentive-based compensation if there is a material restatement of the Company’s financial statements or in the event of misconduct by an executive officer or key manager;

●

a prohibition on hedging, pledging and certain other transactions in Company securities by directors and executive officers, including all NEOs. Specifically directors and officers are prohibited from engaging in:

o	purchasing Company securities on margin, holding Company securities in a margin account or otherwise pledging Company securities;
o	short sales and sales against the box of Company securities;
o

buying or selling warrants, options, puts or calls on Company securities, or entering into prepaid variable forward contracts, equity swaps, “costless collars” or other transactions that are designed to hedge or offset any decrease in the market value of Company securities; and

o	engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.

●

an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with performance-based vesting for at least 50% of the restricted stock units (100% of the CEO's restricted stock units are performance-based);

●	policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;

●	for equity grants to executives beginning in mid-fiscal 2018, a double-trigger for accelerated equity vesting upon a change-in-control;

●	removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and

●	stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

•	Attract and retain qualified executive officers;

•	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and

•	Promote equitable treatment of our executive officers, while considering external competitiveness and differences in job responsibilities.

To meet these goals, the Company has the following guidelines:

•	Pay compensation that is competitive with the practices of companies in a broad number of industries, including comparable companies in the chemical industry, with revenues comparable to our revenues;

•	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

•

Provide long-term incentives in the form of stock options and restricted stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We strive to keep the target value of each individual element of compensation at or near the market median/50th percentile, thereby maintaining target total compensation at or near the market median/50th percentile.

Use of Competitive Market Data

The Compensation Committee uses several surveys and data points when it reviews executive compensation as described below.

General Survey Data. This year, due to recent acquisitions, we reviewed survey data for companies with a revenue range of $2-6 billion based on our fiscal 2018 revenue and expectations for fiscal 2019 revenue. The Compensation Committee used published survey data from the following sources to analyze the appropriate level of compensation for our U.S.-based NEOs:

•AON Hewitt ($2.5 – 4.99 billion revenue categories for corporate positions (CEO and CFO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))

•Willis Towers Watson ($3-6 billion revenue category for corporate positions (CEO and CFO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))

The Company participates in both surveys. The Aon Hewitt survey includes 525 companies and is titled "AON Hewitt U.S. Total Compensation Measurement™ (TCM™) Total Compensation Industry – Executive and Senior Management - 2018", and the Willis Towers Watson survey includes 760 companies and is titled "Willis Towers Watson 2018 CDB General Industry Executive Compensation Survey Report – U.S.”

Peer Group Data.  Our peer group consists of the following companies:

Albemarle Corp.	Ferro Corp.	Nordson Corporation
Ashland Global Holdings Inc.	FMC Corp.	Olin Corp.
Avery Dennison Corporation	Graco Inc.	Polyone Corp.
Cabot Corp.	Hexcel Corp.	RPM International Inc.
Celanese Corporation.	International Flavors & Fragrances Inc.	Sensient Technologies Corp.
Donaldson Company, Inc.

These companies represent comparable global, publicly-traded companies with revenues between $1.387 - $7.155 (for the most recent fiscal year).

Use of Market Data in Fiscal 2019. When analyzing compensation paid to our NEOs, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published surveys named above, based on availability, by position. For fiscal 2019, the above-referenced survey data used by the Compensation Committee to review total compensation (base salary, short-term incentive compensation and long-term incentive compensation) for our executive officers showed that our total compensation was generally in line with the market data matched according to revenue and job responsibilities.

In addition, for the NEOs, management and the Compensation Committee used the peer group data, in conjunction with the general surveys, as a reference point for compensation design considerations. This data was derived from the most recent proxy statement available for each peer company. The primary data sources for pay level information for our executive officers are the survey sources listed under the heading “General Survey Data.” This survey data is supplemented by peer group data, which is adjusted for differences in the sizes of companies in the peer group.

The Compensation Committee uses survey data and peer group data because these sources of data are considered reliable market information. When we refer to competitive market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed above.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, taking into account the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers using the same sources noted above and taking into account the recommendations of the CEO.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration factors related to our performance, such as our earnings and revenue growth, and business-unit-specific operational and financial performance. Other considerations include our business objectives, corporate responsibilities (including equity among executive officer positions and affordability), competitive practices and trends, and local legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future increases in pay, and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s incentive to contribute to the Company's success.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management, including the CEO.

Independent Compensation Consultant

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. The Compensation Committee uses Willis Towers Watson (WTW) to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. In addition, from time to time, management receives information from the independent compensation consultant in preparation for Compensation Committee meetings.

In fiscal 2019, the Company paid WTW for services as noted below.

Services	Fees
Executive and Board compensation support	$140,551
Benefits Consulting, Administration and Actuarial Valuations	$600,917
Retirement Plan Investment Advisory Services (EIMEA)	$170,883
Engagement Survey	$49,900

WTW also provides broker services for insurance in Brazil but receives no direct payment from the Company.

All additional services performed by WTW, along with their affiliated companies, were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of WTW, the Compensation Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company by WTW and concluded that no conflict of interest exists that would prevent WTW from independently advising the Committee.

A representative of the independent compensation consultant generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. To encourage independent review and discussion of executive compensation matters, the Compensation Committee and its chair may request meetings with the independent compensation consultant in executive session without management present.

The Role of Shareholder Say on Pay Votes. The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say on Pay Proposal”). At the Company’s Annual Meeting of Shareholders held in April 2019, 96% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. The Compensation Committee believes this is an overall endorsement by the shareholders of support of the Company’s executive compensation. The Compensation Committee will continue to take into account the outcome of the Company’s Say on Pay Proposal votes.

Key Elements of the Executive Compensation Program

Element and Purpose	Features and Market Positioning
Base salary Attract and retain high caliber executive talent with competitive fixed compensation. Base salary is not performance based.

Each NEO’s job is positioned in a salary grade based upon market data and an analysis of the related job responsibilities. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set considering the experience and skills each NEO brings to the position. Salary increases are determined considering individual performance.

Short-term incentive (cash)

Aligns executive performance with achievement of annual company-wide financial goals and objectives, as well as segment and key market goals and objectives. Payouts are dependent on achievement of predetermined annual financial performance goals.

Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in competitive market levels of such compensation. Payments under the short-term incentive plan can range from no payment to a payment no higher than 200% of the target, based upon actual results.

The annual short-term incentive plan is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high performance culture and ensuring accountability. The short-term incentive plan places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Long-term incentive (stock options, performance-based restricted stock units and time-based restricted stock units)

Non-qualified stock options (“NQSOs”), performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) attract, retain and reward high caliber executive talent; reward for performance and ownership of common stock encourages long-term strategic decision making that is aligned with shareholder interests.

Our long-term incentive plan ties a significant portion of our executive officers’ total compensation to shareholder value creation, as measured by share price performance. The combination of NQSOs, PSUs and RSUs provides an appropriate balance between performance-based rewards and retention. Appreciation of H.B. Fuller Common Stock increases value of equity awards. PSUs can pay out between 0% and 200% of target.

Other Benefits (includes supplemental retirement and deferred compensation plans, severance, change-in-control and other perquisites)

Attract and retain high caliber executive talent. These benefits are not performance-based.

We provide NEOs market competitive perquisite and other benefit programs. Some of these benefits assist our executive officers so that they may efficiently use their time on our business. Our U.S.-based NEOs participate in the same health and welfare programs as all other U.S.-based Company employees.

 Fiscal 2019 Base Salaries

In General.  In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other NEOs. The effective date of annual merit increases is February 1st. In April, the Compensation Committee reviews the overall compensation (base salary, short-term incentive, long-term incentive and high-level review of benefits and perquisites) of all of the executive officers (excluding the CEO) for market competitiveness.

The amount of annual base salary and year-over-year increase for each of the NEOs in fiscal year 2019 are set forth in the following table.

Named Executive Officer	Base Salary as of 12/1/2018 ($)	Base Salary as of 2/1/2019 ($)	Percent Increase from 12/1/2018 to 2/1/2019 (%)

James J. Owens President and Chief Executive Officer	1,121,238	1,177,300	5.00%

John J. Corkrean Executive Vice President and Chief Financial Officer	510,000	525,000	2.94%

Zhiwei Cai Executive Vice President, Engineering Adhesives	405,000	465,750[1]	15.0%

Andrew E. Tometich Executive Vice President, Hygiene, Health and Consumable Adhesives	n/a2	n/a2	n/a2

Traci L. Jensen Senior Vice President, Global Construction Adhesives	470,000	480,000	2.13%

Heather A. Campe Senior Vice President, North America Hygiene, Health and Consumable Adhesives[3]	430,000	440,000	2.33%

(1)

Mr. Cai received a promotion in connection with this salary increase on February 1, 2019. Effective August 1, 2019, Mr. Cai received an additional increase in salary of 7.4% to $500,000) in conjunction with his taking on additional responsibilities in connection with organizational changes and a title change to Executive Vice President.

(2)	Mr. Tometich joined the Company effective August 27, 2019.
(3)	Ms. Campe was not an executive officer at 2019 fiscal year end. However, she is included as an NEO for fiscal 2019 pursuant to SEC rules.

Analysis of Fiscal 2019 Base Salaries and Incentive Targets. Based on the competitive market data review, the Compensation Committee approved changing Mr. Owens’ short-term incentive target from 100% of base salary to 110% of base salary and the long-term incentive target from 300% of base salary to 350% of base salary. Mr. Owens received a 5.0% merit increase after a review of his performance and the competitive market data. Mr. Owens’ base salary is in the fourth quartile of the CEO salary range.

Based on a review of market data for the CFO position and Mr. Corkrean’s performance, he received a mid-year promotion in fiscal 2018. In conjunction with this promotion and market review, his long-term incentive target increased from $500,000 to $750,000 beginning in fiscal year 2019. Mr. Corkrean’s short-term incentive target was increased in fiscal 2018 with his promotion and remained at 75% of base salary for fiscal 2019. Mr. Corkrean received a merit increase of 2.94% after a review of his performance and the competitive market data. Mr. Corkrean’s base salary is in the second quartile of the salary range for his position.

The Compensation Committee approved changing Mr. Cai’s total compensation in 2019 as follows - short-term incentive target increased from 52% of base salary to 65% of base salary and the long-term incentive target increased from $375,000 in fiscal year 2018 to $500,000 in fiscal year 2019. His base salary increased 15% effective February 1, 2019, which includes a merit increase in addition to a promotional salary increase. In 2019 H.B. Fuller was restructured into three global business units. As a result, the global Engineering Adhesives business was expanded and Zhiwei Cai was promoted to Executive Vice President in recognition of the expansion. Mr. Cai received an additional increase in salary of 7.4% to $500,000 effective August 1, 2019. Mr. Cai’s base salary is in the third quartile of the salary range for his position.

Based on a competitive market data review in connection with his hiring, Mr. Tometich’s short-term incentive target was set at 65% of base salary (which was pro-rated for fiscal year 2019), and his long-term incentive target was set at $600,000. Due to Mr. Tometich’s start date of August 27, 2019, he was not eligible for a merit increase during fiscal 2019. In connection with the hiring of Mr. Tometich, he received a bonus of $150,000 and a grant of stock options and time-based RSUs with an estimated value of $1,000,000. These items are included in the “Summary Compensation Table”.

Ms. Jensen’s short-term incentive target remained at 65% of base salary, and her long-term incentive target remained at $500,000. Ms. Jensen received a merit increase of 2.13% after a review of her performance and the competitive market data. Her base salary is in the second quartile of the salary range for her position.

Ms. Campe’s short-term incentive target remained at 65% of base salary, and her long-term incentive target remained at $500,000. Ms. Campe received a merit increase of 2.33% after a review of her performance and the competitive market data. Ms. Campe's base salary is in the second quartile of the salary range for her position.

For fiscal 2019, all merit increases for the NEOs (except for Mr. Cai, who received a promotional increase and Mr. Tometich who started in August, 2019) fell within the Company’s general merit increase guidelines for our general employee population. The range of merit increases provided to NEOs was 0% to 5%.

Fiscal 2019 Short-Term Incentive Compensation

In General.  Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total Company performance objectives.

For fiscal 2019, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 65% to 110% of base salary at a target level of performance. Potential payouts range from 0% to 200% of the target award based on attainment of segment operating, key market and/or Company-wide financial goals. The threshold level for the annual cash incentive was set at 80% of each financial target, except the Adjusted Net Revenue metrics had a threshold amount of 90% of target, meaning that financial performance must meet or exceed these thresholds for executive officers to earn at least 50% of the target incentive. Higher payouts are possible if performance is above target levels. For example, at the superior level (110% of target for Adjusted Net Revenue and 120% of target for all other metrics), payout is 200% of target.

The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the NEOs.

Analysis of Fiscal 2019 Short-Term Incentive Awards.  The financial performance metrics approved by the Compensation Committee in fiscal 2019 were selected because management believed they were the most representative measurements of our financial results and were key financial measures that linked to our long-term strategic plan. In establishing the goals for these metrics for fiscal year 2019, we considered our prior year results, economic conditions and expected business opportunities. The specific performance goals for the target level were challenging but achievable. In addition, we set a superior goal which would pay amounts for performance exceeding the target. These are noted in the table below.

For fiscal 2019, the financial performance goals for threshold, target and superior performance and the actual performance were as set forth below. These amounts are shown on a non-GAAP basis, which differs from the reported GAAP results discussed under the section entitled “Fiscal 2019 Business Results”, due to adjustments which are allowed under the short-term incentive plan as set forth in footnote 2 in the table below. All performance goals for the NEOs, and the percentage of short-term incentive compensation based on these goals as established by the Compensation Committee, are set forth in the table below:

			Annual Cash Bonus, Weighting, and Goal Attainment Level
Named Executive Officer	2019 Target Cash Bonus	2019 Actual Cash Bonus Paid	Metric	Weighting	Threshold[1] Target[1] Superior[1]	Actual ($)1,[2]
James J. Owens John J. Corkrean Andrew E. Tometich	$1,284,555 $391,839 $85,992	$956,994 $291,920 $64,064	AEPS[3]	30%	$2.62 $3.27 $3.92	$2.95
			Adjusted Net Revenue[4]	30%	$2,759,368 $3,065,964 $3,372,560	$2,918,265
			AOI[5]	40%	$245,220 $306,525 $367,830	$273,085
Zhiwei Cai	$294,528	$305,749	AEPS[3]	30%	$2.62 $3.27 $3.92	$2.95
			Engineering Adhesives Segment Adjusted Net Revenue	30%	$540,484 $600,538 $660,592	$569,353
			Engineering Adhesives Segment AOI	40%	$61,592 $76,990 $92,388	$84,283
Traci L. Jensen	$310,896	$70,418	AEPS[3]	30%	$2.62 $3,27 $3.92	$2.95
			Construction Adhesives Segment Adjusted Net Revenue[4]	30%	$404,543 $449,492 $494,441	$395,213
			Construction Adhesives Segment Adjusted EBITDA[6]	40%	$68,996 $86,245 $103,494	$56,699
Heather A. Campe	$284,896	$218,415	AEPS[3]	30%	$2.62 $3.27 $3.92	$2.95
			Americas Adhesives Segment Adjusted Net Revenue[4]	20%	$956,419 $1,062,688 $1,168,958	$1,023,262
			Americas Adhesives Segment AOI[5]	25%	$99,605 $124,507 $149,408	$107,396
			Key Markets Revenue	15%	*7	*7
			Key Markets OI7	10%	*7	*7

_____________________

(1)	All values in thousands except AEPS.

(2)

In calculating results used for our short-term incentive plan, the following guidelines apply: (a) individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations, (d) adjustments needed to: (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets (such as Hygiene, Packaging, or Durable Assembly), or (2) account for changes resulting from new accounting definitions, requirements or pronouncements, will not be included in metric calculations and (e) other items as publicly disclosed in the Company’s quarterly earnings release will not be included in metric calculations. However, the above adjustments (a) – (d) will not be made to the extent they are inconsistent with publicly disclosed earnings.

(3)	AEPS is a non-GAAP financial measure which excludes unusual items referenced in Annex A. AEPS is reconciled with the most directly comparable GAAP measure in Annex A.
(4)

Adjusted Net Revenue is a non-GAAP measure which is defined as the adjusted reported revenue as disclosed in the Company’s fourth quarter earnings release and is adjusted for currency impact compared to budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation.

(5)

AOI is a non-GAAP measure which is defined as the adjusted gross profit minus adjusted selling, general and administrative expenses as disclosed in the Company’s fourth quarter earnings release and is adjusted for currency impact compared to budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation. AOI is reconciled with the most directly comparable GAAP measure in Annex A.

(6)

Adjusted EBITDA is a non-GAAP financial measure which is defined as earnings before interest, tax, depreciation and amortization on a constant currency basis. Adjusted EBITDA is reconciled to the most directly comparable GAAP measure in Annex A.

(7)	We consider the targets for our Key Market metrics to constitute confidential commercial information the disclosure of which would result in competitive harm to us.

The following chart shows the percentage increase in fiscal year 2019 performance targets over fiscal year 2018 actual results for each measure used to determine the short-term incentive payouts:

FY 2019 Target to FY 2018 Actual Increase
AEPS	9.0%
Company Adjusted Net Revenue	.82%
Company AOI	7.86%
Engineering Adhesives Segment Adjusted Net Revenue	6.86%
Engineering Adhesives Segment AOI	18.34%
Construction Adhesives Segment Adjusted Net Revenue	-.56%
Construction Adhesives Segment Adjusted EBITDA	14.35%
Americas Adhesives Segment Adjusted Net Revenue	1.08%
Americas Adhesives Segment AOI	5.19%
Key Markets	*1

(1)	We consider our Key Market metrics to be confidential commercial information the disclosure of which would result in competitive harm to us.

The following table shows the actual short-term incentive award for each NEO as compared to the target payment as a percentage of base salary.

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Fiscal Year Base Salary	Actual Payment ($)[1]
James J. Owens	110%	82.0%	956,994
John J. Corkrean	75%	55.5%	291,920
Zhiwei Cai	52/65%[2]	65.5%	305,749
Andrew E. Tometich	65%	48.4%	64,064
Traci L. Jensen	65%	14.7%	70,418
Heather A. Campe	65%	49.8%	218,415

(1)

The actual total payment that was made for the fiscal year is also found in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. The short-term incentive award payment opportunity at each level of performance for our NEOs for fiscal 2019 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2019” table in this Proxy Statement.

(2)	Effective February 1, 2019, Mr. Cai’s short-term incentive target changed to 65% in connection with his promotion.

Fiscal 2019 Long-Term Incentive Compensation

In General. For all NEOs except the CEO, the fiscal 2019 long-term incentive plan design included grants with a mix of 50% NQSOs, 25% RSUs and 25% PSUs, based on the grant date fair market value of H.B. Fuller Common Stock. Instead of RSUs, the CEO received PSUs, in a mix of 50% NQSOs and 50% PSUs.

Stock Options.  The NQSOs typically vest in three equal installments on each anniversary date of the grant date, as long as the optionee continues to be employed by the Company, which enhances retention. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed with the Company. Stock options are granted for a 10-year term. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Restricted Stock Units.  Restricted stock units provide a benefit to an employee only if the employee remains employed until the award vests. Dividends are accrued on restricted stock units during the period prior to vesting and are subject to the same vesting requirements, with payment in the form of additional shares once vesting has occurred. Restricted stock units do not have voting rights. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. We grant two kinds of restricted stock units.

• RSUs. For NEOs other than the CEO, 25% of their equity awards are RSUs vesting based on continued employment over time. RSUs typically vest in three equal annual installments from the grant date, which enhances retention.

•	Instead of RSUs, the CEO receives a PSU grant that will vest ratably over three years if the Company achieves at least a threshold level of AEPS, AOI or Adjusted Net Revenue in the first year.

• PSUs. For all NEOs including the CEO, 25% of their equity awards are PSUs vesting only if the Company achieves at least a threshold level of ROIC performance. PSUs vest ratably over three years depending on our performance against the ROIC metric for each year. Payouts range from 0% to 200% of target.

The value of an individual’s target award is established to generally correlate with the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the number of stock options, RSUs and PSUs to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day share price average is applied. To determine the number of restricted stock units to be awarded, a 30-day share price average is applied.

The Compensation Committee reviews and approves long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period (after our fiscal year-end annual earnings release) for our common stock as provided under Company policy. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The target values for each named executive officer’s long-term incentive award are set forth in the table below. It is the general practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below.

For all long-term incentive awards, retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO is retirement eligible, stock options immediately vest upon retirement and RSUs and PSUs continue to vest pursuant to the terms of the award. For awards granted in fiscal 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Named Executive Officer	Annual Target Value of Long-Term Incentive for FY 2019 ($)	Actual Value of Long-Term Incentive for FY 2019 ($)[1]
James J. Owens	4,120,551	4,120,551
John J. Corkrean	750,000	750,000
Zhiwei Cai	500,000	500,000
Andrew E. Tometich	n/a	n/a2
Traci L. Jensen	500,000	500,000
Heather A. Campe	500,000	500,000[3]

________________

(1)	These amounts do not reflect a one-time restricted stock unit awarded to all NEOs in January 2019 discussed below. Mr. Tometich did not receive this award as he was not employed until August 2019.
(2)

Mr. Tometich received a new hire grant of 50% NQSOs and 50% RSUs with a grant date fair value of $1,000,000. The NQSOs and RSUs vested 50% on October 17, 2019 and 50% on October 3, 2020, subject to continued employment. Mr. Tometich’s grant was given to both attract Mr. Tometich to the Company and to help offset the loss of awards at his previous employer.

(3)	In connection with organizational changes, Ms. Campe received a retention grant of RSUs with an expected value of $450,000 with vesting three years from the date of grant.

All grants are set forth in the “Grants of Plan-Based Awards During Fiscal 2019” table later in this Proxy Statement.

Analysis of Fiscal 2019 Long-Term Incentive Awards. Fiscal 2019 ROIC performance and related vesting of PSUs are set forth below. Beginning in 2018, the threshold, target and superior ROIC metric amounts are lower than prior year targets due to the scope of the Royal Adhesives business having a dilutive effect in the short-term calculation of ROIC.

Fiscal Year 2019 ROIC Performance Goals and Achievement
	2017 PSU Grant (Year 3)	2018 PSU Grant (Year 2)	2019 PSU Grant (Year 1)

Superior	14.1%	12.1%	11.7%
Target	10.1%	8.1%	7.7%
Threshold	8.1%	6.1%	5.7%
< Threshold	0%	0%	0%
Actual	7.2%	7.2%	7.2%
Payout Percent	0%	77.5%	87.5%

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

For all grants, if performance in a year is less than threshold (target ROIC less 2%), no shares will be earned. If the target level is achieved, the PSUs will vest at 100%. If the superior level (target ROIC plus 4%) is achieved, the PSUs will vest at 200%. Performance between threshold and target and target and superior will be calculated on a straight-line basis.

25% of the CEO’s equity awards are PSUs vesting in three equal installments only if  one or more of the performance measures in the CEO’s short-term incentive plan (AEPS, AOI or adjusted net revenue) are achieved at the threshold level for fiscal 2019 as determined by the Compensation Committee. For the January 2019 grant, this requirement was met as of January 24, 2020. Therefore, the remaining two installments of these PSUs will vest according to the three-year vesting schedule. There is no higher level of payout for these PSUs if target or superior performance is achieved for any of the measures.

Additional Fiscal 2019 RSU Award. The Compensation Committee approved RSU awards in January 2019, which vest in 12 months, for all LTIP participants, including all NEOs. In connection with our October 2017 Royal Adhesives Stock Option Grant, these additional RSU awards were provided to neutralize the impact of the timing of the Royal Adhesives acquisition on ROIC. The CEO’s awards include an additional requirement that the Company must achieve a threshold level of AEPS, AOI or Adjusted Net Revenue in the respective fiscal year for vesting of this award.

In fiscal 2016 and 2017, the Company made grants to NEOs of performance-based RSUs with ROIC as the performance metric. The metric targets for the 2016 and 2017 awards were 9.5% and 10.0% respectively. In October 2017, the Company acquired the Royal Adhesives business. Prior to the acquisition of Royal Adhesives, the Company was performing above the target level of ROIC performance for these awards.

Due to the scope of this acquisition, there was a dilutive effect in the short term calculation of ROIC. In fiscal 2018, ROIC was 8.3%. Excluding the effect of the acquisition of the Royal Adhesives business, the ROIC for fiscal 2018 would have been 11.2%.

•

For the portion of the fiscal 2016 award vesting based on fiscal 2018 performance, actual performance vested at 70% of target and would have vested at 142.5% of target without the impact of the Royal Adhesives acquisition.

•

For the portion of the fiscal 2017 awards vesting based on fiscal 2018 performance, actual performance vested at 57.5% of target and would have vested at 130% of target without the impact of the Royal Adhesives acquisition.

Beginning in fiscal year 2018, ROIC targets incorporated the effects of the Royal Adhesives acquisition. The Company does not expect to make additional awards similar to the one noted above.

Fiscal year 2019 RSU awards are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2019” table in this Proxy Statement.

Adjustments to Fiscal 2017 Performance-Based NQSO Award. In October 2017, the Compensation Committee approved a one-time performance-based NQSO award to NEOs to provide incentive for the successful integration of the Royal Adhesives acquisition. These performance-based NQSOs vest on January 31, 2021 contingent upon the Company achieving adjusted EBITDA at a threshold level for fiscal 2020. The target of the EBITDA metric was originally $600 million. For NEOs other than the CEO, the number of options may decrease to as low as 0% and increase to as high as 150% of target if superior levels of performance are achieved. However, the CEO’s superior level is capped at the maximum number of shares that may be granted to an individual per calendar year under the H.B. Fuller Company 2016 Master Incentive Plan.

Due to changes in accounting standards relating to classification of pension net benefit cost in the Company’s income statement, U.S. dollar devaluation, the sale of the surfactant, thickener and dispersion business during fiscal 2019 and the current global economic situation, especially in China, the Compensation Committee concluded that the performance goals in the Performance-Based NQSO Agreement (the “PBNQSO Agreement”) should be revised. Accordingly, on July 2, 2019, the Compensation Committee approved amendments to each of the PBNQSO Agreements to: (a) update the definition of “Adjusted EBITDA”; (b) exclude the effect of acquisitions and divestitures by the Company from determinations of Adjusted EBITDA; (c) take into account currency fluctuations; and (d) adjust the Adjusted EBITDA “target” goal for the fiscal year 2020 from $600 million to $547 million. All other terms of each of the PBNQSO Agreements, including the Option Exercise price of $57.70, remain unchanged.

Other Executive Benefits and Perquisites

In General.  We provide the following perquisites and benefits to our executive officers who are based in the United States or who are U.S. expatriates:

Perquisites and Benefits	Description

Defined Contribution Restoration Plan

•      Non-qualified retirement plan, consisting of the following three components:

►      1% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for eligible U.S. employees and an opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on EPS performance.[1]

►      4% 401(k) match restoration for compensation match in excess of IRS limits, and

►      Additional credit equal to 7% of eligible earnings.

Key Employee Deferred Compensation Plan

•      Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean was the only NEO who participated in this plan during fiscal year 2019.

Financial Counseling	• Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	• Annual preventive/diagnostic physical examination and local travel-related expenses. In lieu of this benefit, the CEO receives an annual medical benefits allowance of $7,500.

Excess Liability Insurance

•      Group personal excess liability insurance policy provides individual coverage up to $5,000,000 and $1,000,000 in uninsured/underinsured motorist liability coverage. The Company pays the policy premium and the premium is included in the named executive officer’s income and is grossed up to pay the tax withholding (except where such payments are not taxable).

Relocation Expense	• Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross-up for certain assistance that is taxable.

Long-Term Disability Insurance

•      Executives may elect to purchase long-term disability insurance coverage of 50% of their salary up to $20,000 per month.  The premiums are paid on an after-tax basis by the employee and then reimbursed by the Company.

(1)

Effective as of calendar year 2019, the Compensation Committee approved a change to the 3% non-elective (retirement) contribution restoration for compensation in excess of the IRS annual compensation limit for eligible U.S. employees (including all NEOs). In lieu of a 3% contribution, there will be a 1% non-discretionary contribution and an opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on goals established by the Compensation Committee for our EPS performance. This change was made to align to a change made to the 401(k) Plan. Information regarding calculation of the fiscal year 2019 contribution is found in the “All Other Compensation” column and related footnotes to the Summary Compensation Table on page 49.

Analysis of Fiscal 2019 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee reviews executive officer benefits and perquisites for market prevalence. In fiscal 2019, the Compensation Committee reviewed market data on the prevalence of the following benefits and perquisites provided by the Company: the Key Employee Deferred Compensation Plan, executive health programs, financial counseling, Defined Contribution Restoration Plan and executive long-term disability. The survey data used to review the market prevalence of these benefits was provided by the Aon Hewitt U.S. TCM Executive Compensation Policies and Programs: 2018 survey (436 participating companies). The data also included a review of perquisite offerings from our peer group, which was provided by our compensation consultant. The Compensation Committee reviewed the data provided and made no changes due to the general market prevalence of these programs.

All perquisites paid to our NEOs are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

Severance, Change-in-Control and other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the NEOs that provide for a specified term of employment. The Company also has change-in-control agreements discussed under the heading “Change-in-Control Agreements” and executive severance agreements discussed under the heading “Severance.”

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

•	Severance pay equal to one times (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;

•	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

•	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all NEOs.

Change-in-Control Agreements. All NEOs have entered into change-in-control agreements with H.B. Fuller. The agreements are a critical and effective tool to attract and retain executives. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to the NEO's terms of employment (such as demotion, reduction in compensation or required relocation)) during the covered period for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger,” because a double trigger prevents the unnecessary payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment.

For change-in-control agreements entered into prior to mid-fiscal 2018, the arrangements were structured to ensure that executives receive the full intended benefits of these arrangements in the event that a transaction should take place, particularly when their short tenure creates an imbalance between intended benefit and potential tax liability. Our approach was to provide our executives with arrangements that include a modified tax gross-up. These arrangements eliminated de minimis or inefficient gross-up payments, only providing tax gross-up in cases of significant imbalance. For change-in-control agreements entered into starting in mid-fiscal 2018, the Company does not include a tax gross-up provision. The Company instead references a best of net provision whereby the individual is responsible for any excise tax, or the benefit is reduced so as to not trigger an excise tax. The Company calculates both scenario estimates and the individual receives the provision with the highest after-tax benefit estimate.

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Made Upon Termination or Change-In-Control.”

Stock Ownership

Goals and levels of executive stock ownership are reviewed annually by the Compensation Committee. An executive officer’s stock ownership includes common stock directly held by the executive officer and common stock held in our 401(k) Plan, restricted stock, restricted stock units (time-based and performance-based), and phantom stock units held in the Key Employee Deferred Compensation Plan.

The guideline for the CEO is ownership of at least five times his base salary in H.B. Fuller Common Stock, and the guideline for the other NEOs is ownership of at least three times their base salary. The guideline provides that an executive should strive to reach and then maintain the applicable stock ownership goal within five years of appointment to a new job grade. For the 2019 review of stock ownership, all NEOs who had been in their job grade for at least five years had met the applicable stock ownership goal. If after five years in his or her job grade, an NEO has not met his/her stock ownership goal, the NEO must retain 100% of all after-tax profit shares from any exercise, vesting or payout of equity awards until the stock ownership guideline is met, unless a hardship exception is granted. Mr. Tometich was not included in this review due to his hire date.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders.

Prior to the Tax Cuts and Jobs Act (the “Act”), Section 162(m) permitted a deduction for compensation in excess of $1,000,000 paid to a covered executive if specified requirements related to our performance were met and shareholder approval was obtained. The Act eliminated the exception to the deduction limit for qualified performance-based compensation (and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit.) However, the Act also included a transition provision which exempts from the above changes performance-based compensation payable under a written binding agreement that was in effect on November 2, 2017, if such agreement is not subsequently materially amended. As a result of the transition rule, certain performance-based awards that were outstanding as of November 2, 2017 but which may vest and pay out in future tax years may be fully deductible if they qualify for transition relief.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Actions for 2020

For fiscal 2020, the Compensation Committee of the Company approved changes to the design of the STIP applicable to the NEOs. The changes made include: (i) the Operating Income metric is replaced with Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”); (ii) Key Market metrics have been deleted for Executive Officers; (iii) the weighting of EBITDA is 35% and Adjusted Net Revenue is 35%, while Earnings Per Share (“EPS”) remains at a weighting of 30%; and (iv) there are two plan designs: one for corporate positions (e.g., Chief Executive Officer and Chief Financial Officer) and one for executive officers in Operating Segments.  The change from Operating Income to EBITDA was made to better align with our key financial metrics.  The change to weighting of 35% each for EBITDA and Net Revenue was made to ensure equal focus for delivery of results for these metrics.

Non-GAAP Financial Measures

The "Compensation Discussion and Analysis" section of this Proxy Statement contains non-GAAP financial measures, including Adjusted Net Revenue, AOI, adjusted EBITDA, AEPS and ROIC measured on a company-wide basis and certain financial measures for individual business segments. See "Reconciliation of Non-GAAP Financial Information" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 30, 2019.

Compensation Committee of the Board of Directors of H.B. Fuller Company

R. William Van Sant, Chair	Ruth S. Kimmelshue
Daniel L. Florness	Lee R. Mitau
Thomas W. Handley	Dante C. Parrini
Maria Teresa Hilado

 Summary Compensation Table

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2019 and four other most highly compensated executive officers who were either serving as executive officers at the end of fiscal year 2019 or served as an executive officer during fiscal year 2019.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[1,5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)

James J. Owens	2019	1,167,813	-	2,595,195	2,194,071	956,994	43,430	350,655	7,308,158
President and	2018	1,112,408	-	1,662,920	1,675,099	948,233	21,066	373,222	5,792,948
Chief Executive Officer	2017	1,059,632	-	2,135,063	4,891,466	985,592	12,120	299,655	9,383,528

John J. Corkrean[8]	2019	449,905	-	526,663	399,347	291,920	2,861	149,840	1,820,536
Executive Vice President &	2018	440,872	-	309,158	248,995	291,900	573	152,743	1,444,241
Chief Financial Officer	2017	477,546	-	336,548	864,734	275,129	-	130,676	2,084,633

Zhiwei Cai	2019	475,503	-	332,400	266,231	284,311	4,146	87,569	1,450,160
Executive Vice President,
Engineering Adhesives

Andrew E. Tometich	2019	133,488	150,000	517,684	471,598	64,064	-	86,513	1,423,347
Executive Vice President, Hygiene,
Health and Consumable Adhesives

Traci L. Jensen	2019	478,308	-	330,757	266,231	70,418	13,557	108,770	1,268,041
Senior Vice President,	2018	469,258	-	247,172	248,995	235,860	6,810	100,809	1,308,904
Global Construction Adhesives	2017	465,515	-	343,913	763,436	123,091	3,942	112,958	1,812,855

Heather A. Campe	2019	438,308	-	765,800	266,231	218,415	6,075	94,594	1,789,423
Senior Vice President, Hygiene,	2018	429,008	-	247,172	248,995	245,781	2,421	113,069	1,286,446
Health and Consumable Adhesives	2017	420,123	-	371,568	763,436	281,957	1,157	85,858	1,924,099

__________________________

(1)

Includes cash compensation deferred at the election of the executive under the 401(k) Plan and/or the Key Employee Deferred Compensation Plan (“KEDCP”). During fiscal 2019, only Mr. Corkrean and Mr. Cai contributed to the KEDCP.  Mr. Corkrean contributed $72,556 of his salary into phantom units in the KEDCP and received a 10% match from the Company on that contribution. Mr. Cai contributed $7,004 of his salary and $21,438 of his short-term incentive plan payment into phantom units in the KEDCP and received a 10% match from the Company on those contributions. These amounts have been subtracted from the applicable “Salary” and “Non-Equity Incentive Plan Compensation” columns of this table (as applicable) and the value of the phantom units and match are shown in the “Stock Awards” column of this table. Their contributions are also shown in the “Non-Qualified Deferred Compensation” table and in the “Grants of Plan-Based Awards” table. Amounts in the “Salary” column for Mr. Corkrean for fiscal 2018 have been updated from the prior year to reflect the cash compensation deferred into the KEDCP in the prior fiscal year. Amount for Mr. Cai in the “Salary” column includes amounts paid for accrued but unused vacation pay.

(2)

The amount in this column for Mr. Tometich represents the payment of a hiring bonus. If. Mr. Tometich voluntarily terminates prior to the second anniversary of his hire date, he must pay this bonus back to the Company.

(3)

The amounts in this column represent the grant date fair value of time-based and performance-based restricted stock awards made in fiscal 2019, 2018 and 2017 calculated in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019, except that the assumption related to forfeitures is not included in the calculations for these purposes. See the "Grant of Plan-Based Awards Table During 2019" table in this Proxy Statement for additional information. The grant date fair value of performance-based restricted stock awards in this column made in fiscal 2019, assuming maximum performance (200% of target), are: for Mr. Owens, $2,188,439 (amount reported in the column is $1,094,219) and $1,500,930 (amount reported in this column is the same, as no superior level is applicable); for Mr. Corkrean, $398,332 (amount reported in this column is $199,166); for Mr. Cai, $265,525 (amount reported in this column is $132,762), Ms. Jensen, $265,525 (amount reported in this column is $132,762) and for Ms. Campe, $265,525 (amount reported in this column is $132,762).  Mr. Tometich did not receive any PSUs during fiscal 2019.

(4)

The amounts in this column represent the grant date fair values of stock option awards. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019, except that the assumption related to forfeitures is not included in the calculations for these purposes.

(5)

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash incentives paid out under our short-term incentive plan less any amounts deferred into phantom stock units in the KEDCP. See footnote 1 above.

(6)

Amounts reported in this column for Mr. Owens, Mr. Corkrean, Mr. Cai, Ms. Jensen and Ms. Campe include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Defined Contribution Restoration Plan that exceeded 120% of the applicable federal long-term monthly rate in fiscal 2019. No NEOs participate in the H.B. Fuller Legacy Pension Plan.

(7)

The table below shows the components of this column for fiscal 2019, which include Company matching  and non-elective contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock, and perquisites paid by the Company for the benefit of the executive officers. The amounts represent the amount paid by, or the incremental cost to, the Company. Ms. Campe’s amount in this column for fiscal 2018 includes $716 for a physical that was inadvertently excluded in the prior year.

(8)

Mr. Corkrean’s fiscal year 2018 salary, stock awards and all other compensation amounts have been adjusted to show amounts deferred into phantom units in the KEDCP (including a 10% match that was originally shown in the “All Other Compensation” column) in the stock awards column. Mr. Corkrean did not defer any of his salary into phantom units in the KEDCP during fiscal 2017.

All Other Compensation -- Fiscal Year 2019

Name	Defined Contribution Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)[a]	Dividends on Unvested Restricted Stock Units ($)	Perquisites (see table below) ($)	Total ($)

James J. Owens	14,438	241,236	59,528	35,453	350,655
John J. Corkrean	14,438	80,630	11,726	43,046	149,840
Zhiwei Cai	14,438	53,183	15,982	3,966	87,569
Andrew E. Tometich	1,219	-	1,794	83,500	86,513
Traci L. Jensen	14,438	72,259	8,186	13,887	108,770
Heather A. Campe	14,438	66,536	9,681	3,939	94,594

(a)

For the contributions related to the discretionary contribution of 0% to 3% of eligible earnings in excess of IRS limits, based on EPS performance of $2.95, no discretionary contribution was made as the threshold of $3.13 was not met. Target level was $3.30 and the superior level was $3.64. Straight line interpolation is used for performance above $3.13 up to $3.64. See further discussion in the section titled “Other Executive Benefits and Perquisites” in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 45.

Perquisites - Fiscal Year 2019

Name	Insurance ($)[a]	Health Exam ($)[b]	Moving Expenses and Transfer Allowance ($)[c]	Financial Counseling ($)	Charitable Matching Contributions and Donations[d]	Total Perquisites ($)

James J. Owens	4,559	7,500	-	-	23,394	35,453
John J. Corkrean	1,962	-	-	7,500	33,584	43,046
Zhiwei Cai	3,809	-	-	-	157	3,966
Andrew E. Tometich	2,346	-	73,654	7,500	-	83,500
Traci L. Jensen	3,937	4,774	-	-	5,176	13,887
Heather A. Campe	3,665	-	-	-	274	3,939

(a)

Includes premiums paid on a tax-protected basis on personal excess liability insurance of $1,362 and a related tax gross-up of $1,142 for Mr. Owens, $600 for Mr. Corkrean, $720 for Mr. Cai, $558 for Mr. Tometich, $565 for Ms. Jensen and $601 for Ms. Campe. Also includes reimbursement for long-term disability insurance premiums in the following amounts: for Mr. Owens, $2,055, for Mr. Cai, $1,727, for Mr. Tometich, $426, for Ms. Jensen, $2,010, and $1,702 for Ms. Campe.

(b)	Amounts for health exam include related expenses, if any.

(c)	Amount for Mr. Tometich includes moving expenses of $31,254, a transfer allowance of $10,000 and a related tax gross up of $32,400.

(d)

Amounts in this column represent matching contributions by the Company under a broad based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations and a 50% match on all donations by NEOs to the United Way. Also includes amounts under the Company’s Executive Charitable Board Support program under which key managers (including all the NEOs in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofit organizations where they are serving as board members.

Grants of Plan-Based Awards During Fiscal 2019

The following table summarizes the grants of plan-based awards in fiscal year 2019 for each of the named executive officers in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of	Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name and Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Options (#)[3]	Awards ($/Sh)	Awards ($)[4]
James J. Owens
Short-Term Incentive			192,683	1,284,555	2,569,110
LTI Award	1/24/2019	1/24/2019					9,028[5]					406,711
LTI Award	1/24/2019	1/24/2019					24,290[5]					1,094,265
LTI Award	1/24/2019	1/24/2019				12,144	24,289	48,578				1,094,219
LTI Award	1/24/2019	1/24/2019								226,403	45.05	2,194,071

John J. Corkrean
Short-Term Incentive			58,776	391,839	783,678
LTI Award	1/24/2019	1/24/2019							1,077[6]			48,519
LTI Award	1/24/2019	1/24/2019							4,421[7]			199,166
LTI Award	1/24/2019	1/24/2019				2,210	4,421	8,842				199,166
LTI Award	1/24/2019	1/24/2019								41,208	45.05	399,347
Key Employee Deferred Compensation Plan									1,717[8]			79,551

Zhiwei Cai
Short-Term Incentive			44,179	294,528	589,056
LTI Award	1/24/2019	1/24/2019							790[6]			35,590
LTI Award	1/24/2019	1/24/2019							2,947[7]			132,762
LTI Award	1/24/2019	1/24/2019				1,473	2,947	5,894				132,762
LTI Award	1/24/2019	1/24/2019								27,472	45.05	266,231
Key Employee Deferred Compensation Plan									676[8]			31,256

Andrew E. Tometich
Short-Term Incentive			12,899	85,992	171,985
LTI Award	10/3/2019	10/3/2019							11,215[9]			517,684
LTI Award	10/3/2019	10/3/2019								52,301	46.16	471,598

Traci L. Jensen
Short-Term Incentive			46,634	310,896	621,792
LTI Award	1/24/2019	1/24/2019							1,448[6]			65,232
LTI Award	1/24/2019	1/24/2019							2,947[7]			132,762
LTI Award	1/24/2019	1/24/2019				1,473	2,947	5,894				132,762
LTI Award	1/24/2019	1/24/2019								27,472	45.05	266,231

Heather A. Campe
Short-Term Incentive			42,734	284,896	569,792
LTI Award	1/24/2019	1/24/2019							1,162[6]			52,348
LTI Award	1/24/2019	1/24/2019							2,947[7]			132,762
LTI Award	1/24/2019	1/24/2019				1,473	2,947	5,894				132,762
LTI Award	1/24/2019	1/24/2019								27,472	45.05	266,231
LTI Award	8/1/2019	7/16/2019							9,708[10]			447,927

(1)

The amounts shown in these columns represent the opportunity under our short-term incentive plan for fiscal 2019 performance discussed under the heading “Fiscal 2019 Short-Term Incentive Compensation” in this Proxy Statement. The amount in the threshold column represents the potential payout if the threshold level is met for EPS (50% of target) and there is no payment for any other metrics for the applicable NEO. The amount in the target column represents the potential payout if the target level is met for all short-term incentive plan metrics for the applicable NEO (100% of target). The amount in the maximum column represents the potential payout if the maximum level is met for all short-term incentive plan metrics for the applicable NEO (200% of target). The short-term incentive opportunities may be -0- if the threshold metric is not met for all of the metrics for an NEO. The actual amount paid out in January 2020 under the short-term incentive plan is set forth in the Summary Compensation Table.

(2)

The performance-based stock unit awards were granted under the 2018 Incentive Plan. The performance-based stock unit grants vest in three annual installments beginning on the first anniversary date of the grant upon the achievement of certain return on invested capital ("ROIC") targets being met. For all grants, if performance is less than threshold (target ROIC less 2%), the performance-based RSU’s will vest with a value of 0, i.e., no shares will be earned. If the target level is achieved, the performance-based RSUs will vest at 100%. Performance between threshold and target and target and superior will be calculated on a pro rata basis. If the superior level (target ROIC plus 4%) is achieved, the performance-based RSUs will vest at 200%. Under the 2018 Incentive Plan, dividends on performance stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the performance stock units vest. The fair value of the performance-based restricted stock unit awards is calculated by multiplying the target number of units of performance-based restricted stock by the closing price of the Common Stock on the date of grant. The performance stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

These options are granted under 2018 Incentive Plan and become exercisable at the rate of one-third each year beginning on the first anniversary of the grant date, and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(4)

The grant date fair value of time-based and performance-based restricted stock unit awards is calculated by multiplying the number of units of restricted stock by the closing price of our Common Stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows:  (i) for options granted on January 24, 2019 - risk free rate of return of 2.55%, dividend rate of 1.41%, volatility rate of 24.25%, quarterly reinvestment of dividends and an average term of 4.75 years.  No adjustments have been made for non-transferability or risk of forfeiture and (ii) for options granted on October 3, 2019 - risk free rate of return of 1.34%, dividend rate of 1.38%, volatility rate of 24.35%, quarterly reinvestment of dividends and an average term of 4.75 years.  The real value of the stock options in this table will depend on the actual performance of our Common Stock during the applicable period and the fair market value of our Common Stock on the date the options are exercised.

(5)

These performance stock unit awards for Mr. Owens were granted under the 2018 Incentive Plan. The terms of the award provide for vesting of the restricted stock unit grant in three annual installments on January 24, 2020, January 24, 2021 and January 24, 2022 only if one or more of the performance measures in the CEO’s short-term incentive program measures are met at the threshold level for fiscal 2019 as determined by the Compensation Committee. The condition was met on January 24, 2020, and accordingly the first installment vested on that date. There is no higher level of payout for these restricted stock units if target, superior or superior stretch performance is achieved for any of the measures. Under the 2018 Incentive Plan, dividends on restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(6)

These time-based restricted stock units were granted under the 2018 Incentive Plan. The time-based restricted stock units vest on the first anniversary date of the grant. All other terms of these grants are the same as in footnote 7 below.

(7)

The time-based restricted stock unit awards were granted under the 2018 Incentive Plan. The time-based restricted stock units vest in three annual installments beginning on the first anniversary date of the grant. Under the 2018 Incentive Plan, dividends on time-based restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death, disability and change-in-control. The fair value of the time-based restricted stock unit awards is calculated by multiplying the number of units of time-based restricted stock by the closing price of our Common Stock on the date of grant. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(8)

The Key Employee Deferred Compensation Plan  (“KEDCP”) allows NEOs to defer a portion of their annual base salary and/or any annual short-term incentive payment. If an NEO defers a portion of his or her salary or short-term incentive payment into the Company stock account in the KEDCP, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean and Mr. Cai were the only NEOs who participated in this plan during fiscal year 2019.  The amounts were deferred on various dates throughout the fiscal year (and for Mr. Cai from his short-term incentive plan payment paid in January of 2020) and the total amount deferred, plus the 10% match, is shown here.

(9)

These time-based restricted stock units were granted under the 2018 Incentive Plan. 50% of the time-based restricted stock units vested on October 17, 2019 and the remaining 50% vest on the first anniversary date of the grant. All other terms of these grants are the same as in footnote 7 above.

(10)

These time-based restricted stock units were granted under the 2018 Incentive Plan. All of the time-based restricted stock units vest on the third anniversary date of the grant. All other terms of these grants are the same as in footnote 7 above.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table summarizes the outstanding equity awards as of November 30, 2019 for each of the named executive officers in the Summary Compensation Table.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)[5]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[4,6]

James J. Owens	1/20/2011	48,331	-		22.27	1/20/2021
	7/7/2011	15,748	-		25.19	7/7/2021
	1/26/2012	77,881	-		28.40	1/26/2022
	1/24/2013	80,697	-		39.64	1/24/2023
	1/23/2014	79,061	-		48.92	1/23/2024
	1/22/2015	112,727	-		41.00	1/22/2025
	1/19/2016	182,039	-		33.38	1/19/2026
	1/26/2017	100,205	51,621		50.10	1/26/2027
	10/20/2017	-	-	133,592	57.70	10/20/2027
	1/25/2018	48,472	98,415		53.57	1/25/2028
	1/24/2019	-	226,403		45.05	1/24/2029
	1/26/2017								9,144	456,103
	1/26/2017								4,538	226,355
	1/25/2018								10,635	530,474
	1/25/2018								8,327	415,351
	1/24/2019								9,148	456,302
	1/24/2019								24,613	1,227,696
	1/24/2019								19,279	961,637

John J. Corkrean	5/17/2016	16,672	-		43.48	5/17/2026
	1/26/2017	15,639	8,057		50.10	1/26/2027
	10/20/2017	-	-	25,020	57.70	10/20/2027
	1/25/2018	7,205	14,629		53.57	1/25/2028
	1/24/2019	-	41,208		45.05	1/24/2029
	1/26/2017						1,451	72,376
	1/26/2017								708	35,315
	1/25/2018						1,581	78,860
	1/25/2018								1,238	61,751
	1/24/2019						1,091	54,419
	1/24/2019						4,479	223,413
	1/24/2019								3,508	174,979

Zhiwei Cai	1/23/2014	2,746	-		48.92	1/23/2024
	1/26/2017	8,601	4,432		50.10	1/26/2027
	10/20/2017	-	-	20,850	57.70	10/20/2027
	1/25/2018	5,403	10,972		53.57	1/25/2028
	1/24/2019	-	27,472		45.05	1/24/2029
	2/12/2016						11,629	580,055
	1/26/2017						1,252	62,450
	1/26/2017								389	19,403
	1/25/2018						1,181	58,908
	1/25/2018								933	46,538
	1/24/2019						800	39,904
	1/24/2019						2,986	148,942
	1/24/2019								2,339	116,669
	1/24/2019

Andrew E. Tometich	10/3/2019	26,150	26,151		46.16	10/3/2029
	10/3/2019						5,644	281,523

Traci L. Jensen	1/20/2011	12,658	-		22.27	1/20/2021
	1/23/2014	16,644	-		48.92	1/23/2024
	1/22/2015	22,789	-		41.00	1/22/2025
	1/19/2016	29,832	-		33.38	1/19/2026
	1/26/2017	15,639	8,057		50.10	1/26/2027
	10/20/2017	-	-	20,850	57.70	10/20/2027
	1/25/2018	7,205	14,629		53.57	1/25/2028
	1/24/2019	-	27,472		45.05	1/24/2029
	1/26/2017						1,502	74,920
	1/26/2017								708	35,315
	1/25/2018						1,581	78,860
	1/25/2018								1,238	61,751
	1/24/2019						1,467	73,174
	1/24/2019						2,986	148,942
	1/24/2019								2,339	116,669

Heather A. Campe	1/23/2014	7,323	-		48.92	1/23/2024
	1/22/2015	12,534	-		41.00	1/22/2025
	1/26/2017	15,639	8,057		50.10	1/26/2027
	10/20/2017	-	-	20,850	57.70	10/20/2027
	1/25/2018	7,205	14,629		53.57	1/25/2028
	1/24/2019		27,472		45.05	1/24/2029
	1/26/2017						1,698	84,696
	1/26/2017								708	35,315
	1/25/2018						1,581	78,860
	1/25/2018								1,238	61,751
	1/24/2019						1,177	58,709
	1/24/2019						2,986	148,942
	1/24/2019								2,339	116,669
	8/1/2019						9,739	485,781

(1)

Stock options generally vest in three equal annual installments beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(2)

These performance-based non-qualified stock options vest contingent upon the Company achieving Adjusted EBITDA at least at a threshold level of Adjusted EBITDA performance for fiscal year 2020. The target level of the Adjusted EBITDA metric is $547 million. The number of shares reported is based on achieving threshold performance goals.

(3)

Time-based restricted stock units generally vest in three equal annual installments beginning on the first anniversary of the grant date. The restricted stock units become immediately vested in the event of death, disability and change-in-control. In January 2017, the Compensation Committee approved an RSU grant for most short-term incentive plan participants (including all NEOs). The NEOs needed to be employed by the Company on January 26, 2017, to receive it. Additionally, NEOs need to meet service requirements for this award to vest. This special RSU grant is included in this column. The award granted to Mr. Tometich on October 3, 2019 vests on October 3, 2020 as long as Mr. Tometich continues to be employed on the vesting date. The award granted to Ms. Campe on August 1, 2019 vests on August 1, 2022 as long as Ms. Campe continues to be employed on the vesting date.

(4)	The market value is based on the closing price at November 30, 2019 (the last business day of the fiscal year) of $49.88.

(5)

Awards of restricted stock units to named executive officers (other than the CEO) are generally 50% time-based restricted stock units and 50% performance-based restricted stock units. For the CEO, his RSU grant has a performance element related to AEPS, AOI or Adjusted Net Revenue, which applies to half of his restricted grant. The other half of the restricted stock unit grant will be subject to a return on invested capital ("ROIC") target, which will not vest unless at least a threshold level of performance is met in each year of vesting. For all other named executive officers, half of their restricted stock unit grant will be subject to ROIC performance and will not vest unless at least a threshold level of performance is met in each year of vesting. For all named executive officers, high levels of ROIC performance will result in increased stock vesting amounts. For the CEO grants that are subject to EPS, operating income or net revenue metrics, one or more of these performance measures has been met for each of Mr. Owens’ grants. Therefore, the restricted stock unit awards will vest on the applicable dates. The number of shares and payout value reported is based on the historical average of actual fiscal 2018 performance since 2018 performance exceeded threshold levels.

(6)

For the January 2017 grant, the metric target was 10.1% ROIC. For the January 2018 grant, the metric target was 8.1% ROIC. For the January 2019 grant, the metric target was 7.7% ROIC. The Company achieved 7.2% ROIC for fiscal year 2019. ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Option Exercises and Stock Vested—Fiscal Year 2019

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2019 for each of the named executive officers in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James J. Owens	33,275	857,540	35,116	1,620,793
John J. Corkrean	-0-	-0-	8,583	385,727
Zhiwei Cai	55,688	691,922	8,288	394,906
Andrew E. Tometich	-0-	-0-	5,607	268,127
Traci L. Jensen	-0-	-0-	5,570	257,022
Heather A. Campe	31,134	442,747	5,060	233,981

(1)

The value realized on the exercise of options is the closing market price of a share of H.B. Fuller Common Stock on the date of exercise less the exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting(s) multiplied by the number of vested shares.

Nonqualified Deferred Compensation—Fiscal Year 2019

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans. Effective calendar year 2019, the Compensation Committee approved a change to the 3% non-elective (retirement) contribution restoration for compensation in excess of the IRS annual compensation limit for eligible U.S. employees (including all NEOs). In lieu of a 3% contribution, there is a 1% non-discretionary contribution and an opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on EPS performance. This change was made to align to a change made to the H.B. Fuller Company 401(k) and Retirement Plan. Under the 401(k) Plan, all employees (including all NEOs) now receive a 1% non-discretionary contribution and have the opportunity for a discretionary contribution of 0% to 3% of eligible pay based on goals established by the Compensation Committee for our EPS performance. For fiscal year 2019, the discretionary contribution was -0-% based on EPS of $2.95.

Name	Plan Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[3]
James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	241,236	103,358	-0-	2,284,735
John J. Corkrean	Key Employee Deferred Compensation Plan	72,320	7,232	12,161	-0-	199,343
	Defined Contribution Restoration Plan	-0-	80,630	6,864	-0-	229,904
Zhiwei Cai	Key Employee Deferred Compensation Plan	336,597	2,524	143,495	-0-	1,475,867
	Defined Contribution Restoration Plan	-0-	53,183	9,808	-0-	253,107
Andrew E. Tometich[4]	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	-0-	-0-	-0-	-0-
Traci L. Jensen	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	72,259	32,164	-0-	705,127
Heather A. Campe	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	66,536	14,383	-0-	361,855

(1)

Only Mr. Corkrean and Mr. Cai made contributions to the Key Employee Deferred Compensation Plan (“KEDCP”) during fiscal year 2019. The amount in this column for Mr. Corkrean is a deferral from fiscal 2019 salary. For Mr. Cai, the amount includes a deferral of fiscal 2019 salary in the amount of $93,021 and short-term incentive related to fiscal 2018 in the amount of $243,576. The fiscal 2019 salary deferrals are included in the “Stock Awards” column of the Summary Compensation Table. Mr. Cai deferred $285,846 from his fiscal 2019 short-term incentive award and that amount is also included in the “Stock Awards” column of the Summary Compensation Table. Participants are not allowed to make contributions to the Defined Contribution Restoration Plan.

(2)

The amount in this column related to the KEDCP is also included in the “Stock Awards” column of the Summary Compensation Table for the applicable year. This amount is the Company’s 10% match under the KEDCP for any amounts deferred into the Company stock account. The Company contributions under the Defined Contribution Restoration Plan (“DC Restoration Plan”) are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant NEOs in our Summary Compensation Table for previous years for the KEDCP and for the DC Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years (a)
James J. Owens	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	1,895,187
John J. Corkrean	Key Employee Deferred Compensation Plan	107,630
	Defined Contribution Restoration Plan	142,410
Zhiwei Cai	Key Employee Deferred Compensation Plan	127,991
	Defined Contribution Restoration Plan	30,094
Andrew E. Tometich	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	-0-
Traci L. Jensen	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	471,302
Heather A. Campe	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	149,943

(a) Amounts also include earnings/(loss) from previous fiscal years, which are not reported in the Summary Compensation Table in previous years.

(4)	Mr. Tometich did not participate in the KEDCP or the DC Restoration Plan during fiscal 2019.

Key Employee Deferred Compensation Plan. The KEDCP is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the KEDCP are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers are allowed to change their investment elections at any time. The one-year rates of return for such investments for fiscal 2019 are as follows:

PIMCO VIT Total Return AC	7.71%	Goldman VIT MidCap Value	15.04%
PIMCO VIT Real Return AC	9.46%	Fidelity VIP MidCap SC	6.33%
Fidelity VIP Equity-Income SC	12.32%	T. Rowe Price MidCap Growth II	16.83%
T. Rowe Price Equity Income II	9.97%	Royce Micro-Cap IC	2.84%
Dreyfus Stock Index IS	15.37%	Lincoln VIPT Baron Growth Opportunities SC	19.27%
Fidelity VIP Contrafund SC	16.87%	Van Kampen UIF US Real Estate Portfolio	5.59%
Oppenheimer Capital Appreciation VA Non-SS	19.45%	Oppenheimer Global Securities VA Non-SS	18.11%
Janus Henderson Forty Fund	23.38%	Dreyfus VIF International Value Portfolio IS	10.4%
Janus Aspen Overseas Portfolio	14.23%	Dreyfus VIF Appreciations	19.83%
H.B. Fuller Company stock	3.92%	Fidelity VIP Growth	18.37%

Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the “Summary Compensation” table in this Proxy Statement. During fiscal year 2019, only Mr. Corkrean and Mr. Cai made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2019, no discretionary contributions were made to any of the NEOs. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their KEDCP account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan (“DC Restoration Plan”).  The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan:

•

4% restoration plan match credit provides a contribution of 4% of eligible pay in excess of the IRS annual compensation limit as long as the participant defers the maximum allowed contribution under the H.B. Fuller Company 401(k) & Retirement Plan. Participants are immediately 100% vested in the value of the match restoration contribution.

•

1 to 4% “restoration non-elective” credit provides a contribution of 1% of eligible pay in excess of the IRS annual compensation limit and 0-3% of eligible pay in excess of the IRS annual compensation limit based on EPS performance. Participants become vested after 3 years of service with the company.

•	7% credit on all eligible earnings. Participants become vested after 3 years of participation in the DC Restoration Plan.

Interest on contributions is based on the daily Wall Street Journal prime rate when credited.  Upon termination, the vested balance is paid in a lump sum approximately 90 days after the end of the sixth month after termination.  Upon death or disability, the vested balance is paid in a lump sum approximately 90 days after date of death or after becoming totally disabled as defined by the plan.

Contributions made on behalf of named executive officers under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

In General.

The Company has certain arrangements, policies and practices covering the named executive officers in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries in each of the following situations: voluntary termination, retirement, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in-control, and death or disability. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 30, 2019, using the closing share price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the Nonqualified Deferred Compensation Table of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the named executive officers and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

•	Accrued Vacation Pay
•	401(k) Plan (or similar applicable plan)
•	Health and Welfare Benefits
•	Life Insurance Proceeds

Voluntary Termination

In the event of a voluntary termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a NEO unless the NEO is retirement eligible. For all long-term incentive awards, retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO is retirement eligible, stock options immediately vest upon retirement and RSUs and PSUs continue to vest pursuant to the terms of the award. For awards granted in fiscal 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Retirement

In the event of a retirement as of the last business day of the fiscal year, stock options immediately vest and RSUs and PSUs continue to vest pursuant to the terms of the award. Retirement eligibility is defined as 55 years of age and 10 years of service. For awards granted in fiscal 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Involuntary For Cause Termination

In the event of an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a NEO. Under our long-term incentive award agreements, “cause” means any act by the NEO that is materially inimical to the best interests of the Company and that constitutes common law fraud, a felony or other gross malfeasance of duty on the part of the Participant. In such a termination, all stock awards are forfeited.

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows.

We have a severance arrangement with each of the named executive officers. If the named executive officer’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each and every change-in-control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

•

A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of (a) $460,000, $490,000 or $560,000 (whichever is applicable per the individual’s agreement) or (b) two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs, shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

•	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

•	Outplacement services with a value up to $20,000.

Benefits under the DC Restoration Plan are not accelerated or automatically vested upon involuntary not for cause termination or good reason termination.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the named executive officers. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer separates from service for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

•

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $25,000.

•	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

In the event severance payments are made to the named executive officers due to a change-in-control and in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code, where the 280G parachute value does not exceed 330% of the executive’s base amount, we will reduce the payments and benefits. Under these circumstances, the payments and benefits will be reduced so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax, where the 280G parachute value exceeds 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up”. The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own particular compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer. For all executive change-in-control agreements entered into after mid-fiscal 2018 (for example for Mr. Tometich), this tax gross-up provision has been eliminated.

We have other compensatory arrangements with our named executive officers that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then three years (for the CEO) or two years (for the NEOs) shall be added to the participant’s years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full. For performance-based RSU grants, if termination under a change-in-control occurs during the performance period, the participant is entitled to receive a payment based on, and assuming that, performance would have been achieved at the target level. For any executive equity grant agreements beginning mid-fiscal year 2018, a double-trigger will be required prior to accelerated equity vesting. This means that there must be a change-in-control of the Company and a termination of employment (or a material change to the NEO’s terms of employment (such as demotion, reduction in compensation or required relocation)) in order for vesting to accelerate.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

•

Stock options and restricted stock units would vest at death and at disability. For performance-based RSU grants, if death or disability occurs during the performance period, the participant is entitled to receive a payment based on, and assuming that, performance would have been achieved at the target level.

•	Benefits under the Defined Contribution Restoration Plan would vest at death or disability.

Executive Benefit and Payments Upon Termination—Fiscal Year 2019

The following table shows potential estimated payments to the named executive officers in this Proxy Statement upon (1) retirement or voluntary termination, (2)  involuntary (not for cause) or good reason termination, (3) involuntary (not for cause) or good reason termination after a change-in-control, and (4) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the named executive officers upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year. Actual amounts payable to any named executive officer would only be determined after an actual event of termination. Only Mr. Owens is eligible for retirement.

Name	Retirement or Voluntary Termination ($)	Involuntary Not for Cause or Good Reason ($)	Payments upon Involuntary (not for cause) or Good Reason Termination after a Change- in-Control ($)	Death or Disability ($)
James J. Owens	5,796,369	10,785,893	13,288,086	5,796,369

John J. Corkrean		958,740	5,474,895	1,121,204

Zhiwei Cai		864,990	5,532,196	1,254,743

Andrew E. Tometich		849,950	2,893,695	378,845

Traci L. Jensen		823,586	3,214,948	779,189

Heather A. Campe		759,997	3,259,404	1,219,708

CEO PAY RATIO DISCLOSURE

As required by SEC rules and regulations, we are providing the following information regarding the ratio of the median annual total compensation of our employees and the annual total compensation of our CEO. For the fiscal year ended November 30, 2019:

•             The median of the annual total compensation of all employees of our company was reasonably estimated to be $57,370;

•             The annual total compensation of our CEO, Mr. Owens was $7,308,158;

•             Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is estimated to be 127 to 1.

There were no changes in our employee population or employee compensation arrangements that the Company believed would result in a significant change to the pay ratio disclosure. The median employee utilized for last year’s calculation, however, had a non-standard salary increase. Therefore, we identified a similarly situated employee using the same compensation measure utilized in fiscal 2018 (total cash compensation for each employee including both current base salary and target cash incentive) as the median employee for fiscal 2019.

For purposes of the calculation, we added together all the elements of the median employee’s compensation for 2019 in the same way that we calculate the annual total compensation of our NEOs (including the CEO) in the Summary Compensation Table. To calculate our ratio, we divided Mr. Owens’ annual total compensation, as reported in the “Summary Compensation Table” above, by the median employee’s annual total compensation.

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis”, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our NEOs described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation–Compensation Discussion and Analysis”.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement:

•	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.

•

The Compensation Committee believes the Company’s executive compensation programs have been effective at providing our executive officers with incentive to achieve short-term financial performance goals and to engage long-term decision making that is in the best interests of our shareholders.

•	Company best practices include:

► a policy prohibiting hedging and pledging of, and certain other transactions in, shares of Common Stock by executive officers (including our NEOs) and members of the Board

► a policy regarding “clawbacks” of executive and key manager incentive compensation in the event of financial statement restatement or a determination that the executive officer (including NEOs) engaged in intentional misconduct;

► an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the 50% of RSUs granted to NEOs (other than the CEO) including a performance-based vesting restriction, and all of the CEO's long-term RSUs including performance-based vesting restrictions;

► a prohibition on repricing of stock options; and

► stock ownership goals for our directors and executive officers.

In response to the shareholder feedback and in response to market conditions, the Company adopted the following changes mid-fiscal year 2018:

► for future executive change-in-control agreements, the Company will not include a tax-gross up provision; and

► for executive equity grant agreements beginning in mid-year 2018, a double-trigger will be required prior to accelerated equity vesting after a change in control. This means that there must be a change-in-control of the Company and a termination of employment (or a material change to the NEO’s terms of employment (such as demotion, reduction in compensation or required relocation)) in order for vesting to accelerate.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this Proxy Statement.

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage Ernst & Young LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending November 28, 2020.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2019, was responsible for performing an independent audit of the consolidated financial statements and the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board standards, and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

John C. van Roden, Jr. (Chair)	Thomas W. Handley
Daniel L. Florness	Ruth S. Kimmelshue

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2019 and 2018 fiscal years.

	2019	2018
Audit Fees	$3,492,000	$3,847,000
Audit-Related Fees	$-0-	$-0-
Tax Fees	$837,000	$263,000

Audit Fees: Audit fees includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, and (v) consultations concerning financial accounting and reporting. Audit fees also include fees for reviews of documents filed with the SEC.

Audit-Related Fees:  Audit-related fees include fees and expenses for services related to registration statements.

Tax Fees: Tax Fees includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning and compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All the services provided by our independent registered public accounting firm in fiscal 2019 and 2018 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the fiscal year ending November 28, 2020. While we are not required to do so, H.B. Fuller is submitting the appointment of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders. If shareholders do not ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, the Audit Committee retains sole responsibility for appointing or terminating our independent registered public accounting firm.

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 28, 2020. The Company invited several independent registered public accounting firms to participate in this process.

Following review of proposals from the independent registered public accounting firms that participated in the process, on April 23, 2019, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 28, 2020, subject to completion of EY’s standard client acceptance procedures and execution of an engagement letter. KPMG LLP (“KPMG”), the Company’s former independent registered public accounting firm, was dismissed upon the completion of its engagement for the fiscal year ended November 30, 2019.

KPMG’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 1, 2018 and November 30, 2019 did not contain any adverse opinion or disclaimer of opinion. KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 1, 2018 contained a paragraph indicating the Company decided to change its method of accounting for inventory in 2018.

During the fiscal years ended December 1, 2018 and November 30, 2019, and the subsequent interim period through January 24, 2020, the effective date of KPMG’s dismissal, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation of S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has requested KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated January 27, 2020, is filed as Exhibit 16.1 to the Form 8-K/A dated April 23, 2019.

In light of the Company’s transition to EY as our new independent registered public accounting firm, we do not expect that representatives of KPMG will be present at the annual meeting. Representatives of EY will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

PROPOSAL 4—APPROVAL OF THE H.B. FULLER COMPANY

2020 MASTER INCENTIVE PLAN

We are asking our shareholders to approve the H.B. Fuller Company 2020 Master Incentive Plan (the “2020 Incentive Plan”). On January 16, 2020, our Board of Directors adopted, upon recommendation of our Compensation Committee and subject to shareholder approval, the 2020 Incentive Plan.

Long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Our compensation program emphasizes stock-based compensation, encouraging our executive officers and other employees and non-employee directors to think and act as long-term shareholders.

The purpose of the 2020 Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. The 2020 Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our shareholders.

The 2020 Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The total number of shares of common stock that may be issued under all stock-based awards under the 2020 Incentive Plan will be 1,600,000 shares. Of these authorized shares, an aggregate of 600,000 shares may be issued pursuant to awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units) (“Full Value Awards”). In addition, shares subject to any outstanding award under our prior incentive plans that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the participant due to termination or cancellation of such award, will be available for reissuance under the 2020 Incentive Plan. For more information on shares outstanding under our prior incentive plans, please see the table on page 67.

Reasons for Adopting the 2020 Incentive Plan

We currently make awards of stock options, restricted stock units and dividend equivalents to executive officers and other employees under our 2018 Master Incentive Plan (the “2018 Incentive Plan”). The total number of shares of common stock authorized for issuance under the 2018 Incentive Plan is 3,000,000, of which a maximum of 1,000,000 shares may be issued in the form of Full Value Awards. As of February 5, 2020, we have approximately 137,000 shares available under the 2018 Incentive Plan. We are asking our shareholders to approve the 2020 Incentive Plan so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2020 and beyond. The Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2018 Incentive Plan for equity awards the Compensation Committee anticipates granting prior to our 2021 Annual Meeting of Shareholders. Therefore, the Company is proposing to replace the 2018 Incentive Plan with the 2020 Incentive Plan. Under the 2020 Incentive Plan, equity awards will be made both to executive officers and other employees and to non-employee directors.

Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Fiscal 2019 Long-Term Incentive Compensation,” awards of stock options and restricted stock units (including performance-based restricted stock units) to executive officers and other employees are an essential part of this program. Unless the 2020 Incentive Plan is adopted, the Board of Directors has concluded that the Company will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board of Directors believes this result will have a significantly negative impact on the Company’s compensation program and objectives. Accordingly, the Board of Directors recommends adoption of the 2020 Incentive Plan in order to allow the Company to have the ability to continue to grant stock options and RSUs to executive officers and other employees and restricted stock and RSUs to non-employee directors at competitive levels.

If the 2020 Incentive Plan is approved by our shareholders, no additional awards will be granted under the 2018 Incentive Plan or any predecessor plan (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of these plans), and shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company (including if an award otherwise terminates or is cancelled without delivery of any shares) will become available for re-issuance under the 2020 Incentive Plan.

Key Features of the 2020 Incentive Plan

The following features of the 2020 Incentive Plan reflect equity incentive plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Authorized. Under the 2020 Incentive Plan, the aggregate number of shares that may be issued is 1,600,000 shares, of which, no more than 600,000 shares may be issued pursuant to Full Value Awards.

●	No Evergreen Provision. The 2020 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2020 Incentive Plan.

●

No Liberal Share “Recycling.” Any shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the 2020 Incentive Plan.

●

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

●

No Repricing of Stock Options or Stock Appreciation Rights. The 2020 Incentive Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

●

No Liberal Change in Control Definition. The 2020 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change in control transaction.

●

Annual Limit on Awards to Directors. The Plan establishes an annual limit on the dollar value of equity awards made to non-employee directors. In any calendar year, no non-employee director may be granted awards denominated in shares having an aggregate grant date fair value in excess of $350,000.

●

Awards Subject to Forfeiture or Clawback. Awards under the 2020 Incentive Plan will be subject to the Company’s clawback policy, and any forfeiture and penalty conditions determined by the Compensation Committee.

●

No Dividend Equivalents Paid on Unvested Awards. Under the 2020 Incentive Plan, dividend and dividend equivalent amounts with respect to any share underlying an award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed. In addition, the 2020 Plan prohibits the granting of dividend equivalents on stock options and stock appreciation rights.

●

Minimum Vesting Requirements. Under the 2020 Incentive Plan, no option, stock appreciation right, restricted stock, RSU or other stock-based award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant, except that Company may issue the following awards that do not comply with the one year minimum exercise and vesting requirements: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; and (iii) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the 2020 Incentive Plan.

●	Independent Committee Administration. The 2020 Incentive Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Determination of Number of Shares for the 2020 Incentive Plan

The Company has a history of conservative and disciplined share usage. In setting the number of proposed shares issuable under the 2020 Incentive Plan, our Compensation Committee and Board considered the Company’s historical equity compensation practices (including the total number of shares underlying existing equity awards, the Company’s three-year average share usage and dilution). The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

The 2020 Incentive Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers the following: the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance. Similar considerations are taken into account in granting awards to participants who are not executive officers. Equity awards to non-employee directors have historically been granted at levels intended to be competitive, taking into account current market conditions.

Burn Rate. Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans. Burn rate is defined as, in a given fiscal year, the number of shares subject to time-based equity awards granted and performance-based equity awards earned and vested, divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of shares to be authorized under the 2020 Incentive Plan, the Compensation Committee and the Board of Directors considered H.B. Fuller’s burn rate for each of the past three fiscal years. The calculation of our burn rate is shown in the table below:

	2019	2018	2017
Weighted Average Shares of Common Stock Outstanding	50,920,000	50,591,000	50,370,000
Time-Based Stock Options Granted	1,020,246	706,183	844,806
Performance-Based Stock Options Granted	0	112,354	648,327
Performance-Based Stock Options Earned and Vested[1]	13,863	13.863	0
Time-Based Full Value Awards Granted	228,535	102,928	236,349
Performance-Based Full Value Awards Granted	98,434	83,793	69,235
Performance-Based Full Value Awards Earned and Vested[1]	76,645	80,128	53,963
Time-Based Awards + Performance- Based Awards Earned and Vested	1,339,289	903,102	1,135,118

Burn Rate	2.63%	1.79%	2.25%

(1) For purposes of calculating the burn rate, shares subject to performance-based stock options ("PSOs") and performance-based restricted stock units ("PSUs") are counted only to the extent shares issuable thereunder have vested, and such PSOs and PSUs are included in the year in which such vesting occurred.

Based on the burn rates in fiscal years 2019, 2018 and 2017, our three-year average burn rate was 2.22%.

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the 2020 Incentive Plan, is shown in the table below:

Total Potential Dilution
Remaining Reserve under 2018 Incentive Plan (“Remaining Reserve”) [1]	1,474,436
Shares Subject To Outstanding Awards under 2018 Incentive Plan and Predecessor Plans (“Prior Plans SO”) [1,2]	5,810,569
Weighted Average Shares of Common Stock Outstanding (Basic) (“CSO”) [1]	50,920,000
Total Current Dilution [3]	12.44%
Shares Reserved under 2020 Incentive Plan (“2020 Plan Shares”)	1,600,000
Total Potential Dilution [4]	12.52%

(1) As of November 30, 2019.

(2) This amount does not include 300,062 deferred phantom stock units contributed by employees and non-employee directors pursuant to the Key Employee Deferred Compensation Plan ("KEDCP") and the Director Deferred Compensation Plan ("DDCP"). It does include 262,262 deferred phantom stock units comprised of matching contributions by the Company pursuant to the KEDCP and DDCP and annual grants to non-employee directors.

(3) Calculated as (Remaining Reserve + Prior Plans SO), divided by (Remaining Reserve + Prior Plans SO + CSO).

(4) Calculated as (Prior Plans SO + 2020 Plan Shares), divided by (Prior Plans SO + 2020 Plan Shares + CSO).

Summary of Material Terms of the 2020 Incentive Plan

The following summary of the material terms of the 2020 Incentive Plan is qualified in its entirety by reference to the full text of the 2020 Incentive Plan, which is attached as Annex B to this Proxy Statement.

Administration

The Compensation Committee will administer the 2020 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2020 Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2020 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Also, the Compensation Committee can specify the manner in which the Awards are paid out under the 2020 Incentive Plan. Subject to the provisions of the 2020 Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2020 Incentive Plan and establish rules and regulations for the administration of the 2020 Incentive Plan.

The Compensation Committee may delegate to one or more officers or directors of the Company the authority to grant awards under the 2020 Incentive Plan, except that the Compensation Committee may not delegate such authority with regard to grants to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate applicable rules of the Exchange Act or applicable corporate law.

The Board may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Rule 16b-3. Only the Compensation Committee (or another committee of the Board comprised of independent directors) may grant awards to non-employee directors.

No member of the Board or the Compensation Committee or any person to whom the Compensation Committee delegates authority under the 2020 Incentive Plan will be liable for any action or determination taken and made in good faith with respect to the 2020 Incentive Plan or any award granted under the 2020 Incentive Plan. Members of the Board and the Compensation Committee and each person to whom the Compensation Committee delegates authority under the 2020 Incentive Plan will be entitled to indemnification with regard to such actions and determinations.

Shares Available for Awards and Limits on Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2020 Incentive Plan will be 1,600,000. Of that number, a maximum of 600,000 shares are available for “Full Value Awards,” or awards other than options, stock appreciation rights and other awards the value of which is based solely on an increase in the value of the shares underlying such award after the date of grant. Shares of Common Stock that are issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates will not be counted against the aggregate number of shares of Common Stock available for awards under the 2020 Incentive Plan. The Compensation Committee will not grant incentive stock options in which the aggregate fair market value of the shares with respect to which such options are exercisable for the first time by any participant during any calendar year exceeds $100,000. In addition, no non-employee director may be granted awards under the 2020 Incentive Plan that are denominated in shares of Common Stock with a value of more than $350,000 in the aggregate in any calendar year, but such limit will not apply to any award granted pursuant to an election by the non-employee director to receive an award in lieu of all or a portion of annual and committee retainers and annual meeting fees. Furthermore, no eligible person who is an employee, officer, consultant, independent contractor, or advisor may be granted any award or awards for more than 750,000 shares in the aggregate in any calendar year.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2020 Incentive Plan.

Eligible Participants

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to us or any of our affiliates, or any person to whom an offer of employment or engagement with us or any of our affiliates has been made, is eligible to receive an award under the 2020 Incentive Plan. Subject to the 2020 Incentive Plan, the Compensation Committee will have full authority to designate which eligible persons will be granted an award. As of February 5, 2020, the record date for our 2020 Annual Meeting of Shareholders, approximately 6,376 executive officers and other employees and all nine non-employee directors would have been eligible to be selected by the Compensation Committee to receive awards under the 2020 Incentive Plan. In fiscal 2019, we granted awards to approximately 1,063 executive officers and other employees and all of our non-employee directors.

Types of Awards and Terms and Conditions

The 2020 Incentive Plan permits the granting of:

●	stock options (including both incentive and non-qualified stock options);
●	stock appreciation rights;
●	restricted stock and RSUs;
●	dividend equivalents; and
●	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2020 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

Fair Market Value. Determinations of fair market value under the 2020 Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the value of a share of Common Stock as of a given date will be the closing price per share of the Common Stock on the New York Stock Exchange on such date. Awards will be adjusted by the Compensation Committee in the case of a dividend (other than a regular cash dividend) or other distribution, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of Common Stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2020 Incentive Plan.

Vesting. The Plan requires at least a one-year minimum vesting period for time-based awards and a performance period of at least one year for performance-based awards, subject to the following limited exceptions: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; and (iii) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the 2020 Incentive Plan.

Acceleration. The Compensation Committee may provide for the acceleration of the exercisability of any award or the lapse of any restrictions relating to any award, except that no award agreement may contain a definition of change in control that has the effect of accelerating the exercisability of any award or the lapse of any restrictions relating to any award upon the announcement or shareholder approval (rather than consummation) of any reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of our assets.

Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price per share under any stock option may not be less than the fair market value of the Common Stock on the date of grant of such option, except if such option is granted in substitution for an option previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock option will expire no later than ten years from the date of grant. The option exercise price may be payable, at the discretion of the Compensation Committee, in cash, shares of Common Stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. The Compensation Committee may also permit an option to be exercised by delivering to the participant a number of shares of Common Stock having an aggregate fair market value equal to the excess, if positive, of the fair market value of the shares underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares (being referred to as a “net exercise”). Stock options vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. In the case of a grant of an incentive stock option to a participant who, at the time of grant, possesses more than 10% of the combined voting power of all classes of our stock and our affiliates, the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date of grant, and each such incentive stock option will expire no later than five years from the date of grant. The Company does not currently grant any incentive stock options.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive the excess of the fair market value as of the exercise date of a specified number of shares of the Common Stock over the grant price of the stock appreciation right. The grant price of any stock appreciation right may not be less than the fair market value of the Common Stock on the date of grant of such stock appreciation right, except if such stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock appreciation right will expire no later than ten years from the date of grant. Stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The Company does not currently grant any stock appreciation rights.

We would receive no consideration for options or stock appreciation rights granted under the 2020 Incentive Plan, other than the services rendered by the holder in his or her capacity as employee, officer, non-employee director, consultant, independent contractor or advisor providing services to us or any of our affiliates, or the promise of services from any person to whom an offer of employment or engagement with us or any of our affiliates is made.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to transfer, the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of RSUs will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The company does not currently grant any restricted stock.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to the holders of Common Stock, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents to a participant in connection with grants of options, stock appreciation rights or other awards the value of which is based is solely on an increase in the value of our common stock after the grant of such award. Dividend equivalent amounts with respect to any share underlying any other award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2020 Incentive Plan. No such other stock-based award can contain a purchase right or an option-like feature.

Counting Shares

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2020 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares, and shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates, will not be counted against the aggregate number of shares available for awards under the 2020 Incentive Plan.

In general, if shares covered by an award are not purchased or are forfeited or are reacquired by us, or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2020 Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by us, termination or cancellation, will again be available for future awards under the 2020 Incentive Plan. Notwithstanding the foregoing, shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement in shares upon exercise, and shares repurchased by us using option exercise proceeds, will not be available again for granting awards under the 2020 Incentive Plan.

Amendment and Termination

The 2020 Incentive Plan will terminate on January 16, 2030, unless earlier terminated by the Board. No awards may be made after that date. Unless otherwise expressly provided in an applicable award agreement, any award granted under the 2020 Incentive Plan prior to expiration may extend beyond the expiration of the 2020 Incentive Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2020 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2020 Incentive Plan that would (1) increase the number of shares of Common Stock available for issuance under the 2020 Incentive Plan, (2) increase the award limits under the 2020 Incentive Plan, (3) permit repricing of options or stock appreciation rights, (4) increase the maximum term permitted for options or stock appreciation rights under the 2020 Incentive Plan, (5) permit awards of options or stock appreciation rights at a price less than fair market value (other than as permitted under the 2020 Incentive Plan), or (6) cause us to be unable to grant incentive stock options under the 2020 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the New York Stock Exchange or any other securities exchange that are applicable to us. The Compensation Committee may amend the 2020 Incentive Plan, without prior approval of our shareholders, to comply with any changes in tax law impacting the tax deductibility of awards under the 2020 Incentive Plan to the extent such amendments are for the purpose of maximizing the tax deductibility of awards.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any stock appreciation right previously awarded, whether through amendment, cancellation, repurchase and replacement grant or any other means, except in connection with a dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2020 Incentive Plan.

Clawback or Recoupment

All awards under the 2020 Incentive Plan will be subject to forfeiture or other penalties pursuant to the Company’s clawback policy and such forfeiture and penalty provisions as are determined by the Compensation Committee.

Certain Corporate Events

In the event of certain corporate transactions or events involving the Company, including any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or if we enter into a written agreement to undergo such a transaction or event, the Compensation Committee or our Board will have the authority, with respect to any awards under the 2020 Incentive Plan and subject to the terms of the 2020 Incentive Plan, to provide for any of the following to be effective upon consummation of the event (i) either terminate such awards, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such award or realization of the participant’s vested rights, or replace such awards with other rights or property selected by the Compensation Committee or the Board, (ii) provide that such awards will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or surviving corporation, or substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) accelerate such awards, or (iv) provide that such awards cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

Transferability of Awards

Generally, no award or other right or interest of a participant under the 2020 Incentive Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and Stock Appreciation Rights. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or stock appreciation right will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or stock appreciation right.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of restricted stock units will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents accrued with respect to any award will also be taxed as ordinary income if and when paid. Cash or shares to be received pursuant to any other deferred payment award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2020 Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m). The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially amended. Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2020 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2020 Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2020 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2020 Incentive Plan, as it will only take effect upon shareholder approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2020 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2020 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the New York Stock Exchange on February 5, 2020, the record date for our 2020 Annual Meeting of Shareholders, was $49.31.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the H.B. Fuller Company 2020 Master Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of November 30, 2019, the last day of our fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,548,307[1]	$46.04[2]	1,474,436[3]
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	5,548,307	$46.04	1,474,436

(1)	Consists of outstanding stock options to acquire 5,060,310 shares of common stock and 487,997 outstanding restricted stock units granted under the Company’s equity compensation plans.

(2)	Consists of the weighted average exercise price of stock options granted under the Company’s equity compensation plans.

(3)

Number of shares of common stock remaining available for future issuance under the 2018 Incentive Plan. Excludes shares that would be available under the 2020 Incentive Plan, if approved by our shareholders.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement, Annual Report and Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Annual Report and/or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should contact the Corporate Secretary, H.B. Fuller Company, at P.O. Box 64683, St. Paul, Minnesota 55164-0683, or call (651) 236-5825.

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Certain financial information presented in this proxy statement does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. Such non-GAAP information provided may not be consistent with methodologies used by other companies. The non-GAAP information is reconciled with the most directly comparable GAAP results in the tables below. All information is in thousands (except per share amounts) and is unaudited.

	For the Fiscal Year ended	For the Fiscal Year ended
	November 30, 2019	December 1, 2018
ADJUSTED DILUTED EARNINGS PER SHARE – NON-GAAP RECONCILIATION
Net income attributable to H.B. Fuller	$130,817	$171,208
Acquisition project costs	2,204	2,833
Tonsan call option agreement	-0-	1,496
Organizational realignment	7,647	2,836
Royal restructuring and integration	787	20,351
Tax reform	132	(43,276)
Project One	4,115	4,780
Other	7,964	(4,266)
Adjusted net income attributable to H.B. Fuller	$153,666	$155,962
Diluted shares	51,983	51,975
Diluted earnings per share (GAAP)	$2.52	$3.29
Adjusted diluted earnings per share (AEPS)[1]	$2.96	$3.00

(1)

Adjusted diluted earnings per share (AEPS) is a non-GAAP financial measure and excludes the after tax items shown on the reconciliation table above, including: costs related to accounting for acquisitions; non-cash costs related to revaluation of the Tonsan call option agreement; costs associated with organizational realignment to support the Company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal business; costs (benefits) associated with U.S. tax reform; Project ONE development costs; and other costs.

EARNINGS PER SHARE - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

Earnings per Share (GAAP)	$2.52
Adjustments for Ramapo acquisition	(0.01)
Adjustments[1]	0.44
Earnings per Share – STIP	$2.95

NET REVENUE - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

Net Revenue (GAAP)	$2,897,000
Foreign Exchange Adjustment to Budget Rates	23,010
Adjustments for Ramapo acquisition	(1,745)
Adjusted Net Revenue – STIP	$2,918,265

OPERATING INCOME - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

Operating Income (GAAP)	$225,994
Adjustments[2]	45,138
Adjusted Operating Income	271,132
Foreign Exchange Adjustment to Budget Rates	2,169
Adjustments for Ramapo acquisition	(216)
Adjusted Operating Income – STIP	$273,085

ENGINEERING ADHESIVES (“EA”) SEGMENT NET REVENUE - GAAP AMOUNT

TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

EA Segment Revenue (GAAP)	$566,815
Foreign Exchange Adjustment to Budget Rates	2,538
Adjusted EA Segment Net Revenue – STIP	$569,353

EA SEGMENT OPERATING INCOME - GAAP AMOUNT

TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

EA Segment Operating Income (GAAP)	$77,407
Foreign Exchange Adjustment to Budget Rates	484
Adjustments[2]	6,392
Adjusted EA Operating Income – STIP	$84,283

CONSTRUCTION ADHESIVES ("CA") NET REVENUE -

GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

CA Segment Revenue (GAAP)	$394,912
Foreign Exchange Adjustment to Budget Rates	301
Adjusted CA Segment Net Revenue – STIP	$395,213

CA EBITDA - AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

CA Segment EBITDA	$50,861
Foreign Exchange Adjustment to Budget Rates	2
Adjustments[2]	5,836
Adjusted CA EBITDA – STIP	$56,699

AMERICAS ADHESIVES SEGMENT NET REVENUE -

GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

Americas Adhesives Segment Revenue (GAAP)	$1,022,775
Foreign Exchange Adjustment to Budget Rates	9,973
Adjustments for Ramapo acquisition	(9,486)
Adjusted Americas Adhesives Segment Net Revenue – STIP	$1,023,262

AMERICAS ADHESIVES SEGMENT OPERATING INCOME

- GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2019

Americas Adhesives Segment Operating Income (GAAP)	$92,195
Foreign Exchange Adjustment to Budget Rates	723
Adjustments for Ramapo acquisition	(216)
Adjustments[2]	14,694
Adjusted Americas Adhesives Segment Operating Income – STIP	$107,396

ROIC RECONCILIATION

Fiscal Year ended November 30, 2019

Operating Income (GAAP)	$225,994
Other income (expense), net[3]	13,661
Foreign Exchange Adjustments to Budget Rates	2,169
Adjustments for Ramapo acquisition	(216)
Adjustments[2]	45,138
Adjusted Operating Income	286,746

Tax Expense	(70,222)
Income from equity method investments	7,424
Net operating profit after tax (NOPAT)[a]	$223,948

Invested Capital[b]	$3,089,714

ROIC (a/b)	7.2%

(2)

Adjustments include the following pre-tax items: costs related to accounting for acquisitions; costs associated with organizational realignment to support the company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal Adhesives business; costs (benefits) associated with U.S. tax reform; Project ONE development and other costs.

Acquisition project costs	$2,703
Organizational realignment	13,681
Royal restructuring and integration	21,586
Tax reform	180
Project One	5,275
Other	1,713
Total Adjustments	$45,138

(3)	All components of net periodic pension (cost) benefit and net periodic postretirement benefit (cost) other than service (cost) benefit.

Annex B

H.B. fuller company
2020 master INCENTIVE PLAN

Section 1.	Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)     “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)     “Board” shall mean the Board of Directors of the Company.

(e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)     “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(g)     “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h)     “Director” shall mean a member of the Board.

(i)     “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j)     “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended. An Eligible Person must be a natural person.

(k)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m)     “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)     “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r)     “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)     “Plan” shall mean the H.B. Fuller Company 2020 Master Incentive Plan, as amended from time to time.

(t)     “Prior Plans” shall mean the H.B. Fuller Company 2018 Master Incentive Plan, the H.B. Fuller Company 2016 Master Incentive Plan and the H.B. Fuller Company 2009 Director Stock Incentive Plan (and any predecessor plans to such plans), as amended from time to time.

(u)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(v)     “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)     “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(y)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(z)     “Share” or Shares” shall mean share(s) of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa)     “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(bb)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

(a)     Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations of Sections 6 and 7; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)     Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.

(c)     Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3; and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)     Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.     Shares Available for Awards

(a)     Shares Available.

(i)

Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 1,600,000 (the authorized net increase of Shares in connection with the adoption of the Plan), plus any Shares subject to any outstanding award under the Prior Plans that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(ii)

Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Full Value Awards shall not exceed the sum of 600,000, plus any Shares subject to any outstanding full value award under the Prior Plan that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(iii)

On and after stockholder approval of this Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

(b)     Counting Shares. Except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)

Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)

Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)

Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)     Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)     Award Limitations Under the Plan.

(i)

Annual Limitations for Awards Granted to Employees, Officers, Consultants, Etc. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 750,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing limit applies solely to Awards that are denominated in Shares (whether or not paid in Shares).

(ii)

Annual Limitation for Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $350,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.     Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards

(a)      Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)	Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B)

Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)

The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)      Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)      Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions (subject to the minimum requirements in Section 6). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)

Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)      Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed. Notwithstanding any provision in any Award that provides for payment of dividend equivalent amounts in the form of Shares, the Committee may, in its discretion, pay such dividend equivalent amounts in cash in lieu of Shares.

(e)      Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option-like exercise feature.

(f)      General

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)

Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)

Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vii)

Minimum Vesting. Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated). Notwithstanding the foregoing, the following Awards that do not comply with the one year minimum exercise and vesting requirements may be issued:

(A)

substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)

shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year; and

(C)

any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Sections 4 of the Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to provide for the acceleration of the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(viii).

(viii)

Limits on Acceleration or Waiver of Restrictions Upon Change in Control. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(ix)

Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.     Amendment and Termination; Corrections

(a)      Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)

subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)

make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(I)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(II)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(III)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(IV)

permit the award of Options or Stock Appreciation Rights at a price less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(VI)	increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.

(b)      Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re-pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)

either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)

that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)      Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement.

Section 9.     General Provisions

(a)     No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)     Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)     Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)     No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)     No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)     Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)     Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Executive and Key Manager Compensation Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.     Effective Date of the Plan

The Plan was adopted by the Board on January 16, 2020. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 2, 2020, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

Section 12.     Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on January 16, 2030 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

H.B. FULLER COMPANY
P.O. BOX 64683
ST. PAUL, MN 55164-0683

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUL2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E90927-P32022 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H.B. FULLER COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel L. Florness (Class III) for a three-year term
02) Lee R. Mitau (Class III) for a three-year term
03) R. William Van Sant (Class I) for a one-year term

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E90928-P32022

H.B. FULLER COMPANY
Annual Meeting of Shareholders
April 2, 2020
This proxy is solicited by the Board of Directors

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints James J. Owens, John J. Corkrean and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held over the Internet at www.virtualshareholdermeeting.com/FUL2020 on Thursday, April 2, 2020 at 10:00 a.m. local time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For Participants in the 401(k) Plan: This voting instruction form is sent to you on behalf of Great-West Trust Company, LLC as Trustee of the H.B. Fuller Company 401(k) & Retirement Plan (the "Plan"). Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instructions must be received no later than 11:59 p.m. Eastern Time on Monday, March 30, 2020, to be counted.

As a participant in the Plan, the undersigned hereby directs Great-West Trust Company, LLC, as Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned's proportionate interest in the Plan at the Annual Meeting of Shareholders to be held on Thursday, April 2, 2020 at 10:00 a.m. local time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the Trustee can vote these shares. You cannot vote these shares at the Annual Meeting.

Continued and to be signed on reverse side